UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Air Transport Services Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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145 Hunter Drive, Wilmington, Ohio 45177

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 12, 2009

Notice is hereby given that the 2009 annual meeting of the stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), has been called and will be held on May 12, 2009, at 11:00 a.m., local time, at the Boyd Cultural Arts Center/Heiland Theatre, Wilmington College, 1870 Quaker Way, Wilmington, Ohio 45177, for the following purposes:

1.	To elect two directors to the Board of Directors each for a term of three years.

2.

To grant discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to effect a reverse stock split in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors.

3.	To vote on a proposal to amend the Company’s Amended and Restated 2005 Long-Term Incentive Plan to increase from 3,000,000 to 6,000,000 the number of shares available for issuance under the Plan.

4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2009.

5.	To attend to such other business as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

At the meeting, we will also report on the Company’s 2008 business results and other matters of interest to stockholders.

Only holders of record, as of the close of business on March 17, 2009, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ W. Joseph Payne
Wilmington, Ohio	W. JOSEPH PAYNE
April 13, 2009	Secretary

STOCKHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

Financial Restatements	20
Tax and Accounting Implications	21
Deductibility of Executive Compensation	21
Accounting for Stock-Based Compensation	21
Compensation Committee Report	21
Summary Compensation Table	22
Grants of Plan-Based Awards Table	24
Outstanding Equity Awards at Fiscal Year-End Table	25
Vested Equity Awards at Fiscal Year-End Table	25
Pension Benefits Table	26
Potential Payments Upon Termination or Change in Control	26
Payments Made Upon Termination	26
Payments Made Upon Retirement	27
Payments Made Upon Disability	27
Payments Made Upon Death	28
Payments Upon Change in Control	28
Potential Payments Upon Termination or Change in Control Table	30
Compensation Committee Interlocks and Insider Participation	31

STOCK OWNERSHIP OF MANAGEMENT	32

PROPOSAL 2 – PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO THE BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A SPECIFIC RATIO RANGING FROM 1-FOR-2 TO 1-FOR-5, AS SELECTED BY THE BOARD	33

PROPOSAL 3 – PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN TO INCREASE FROM 3,000,000 TO 6,000,000 THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN	40

PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53
Fees of the Independent Registered Public Accounting Firm	53
Audit Fees	53
Audit-Related Fees	53
Tax Fees	53
Pre-Approval Policy	53

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54

STOCKHOLDER PROPOSALS	54

ANNUAL REPORT ON FORM 10-K	55

OTHER MATTERS	55

ANNEX A – FORM OF CERTIFICATE OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION	A-1

ANNEX B – AIR TRANSPORT SERVICES GROUP, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN	B-1

PROXY STATEMENT

AIR TRANSPORT SERVICES GROUP, INC.

145 Hunter Drive, Wilmington, Ohio 45177

ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 2009

Date of Mailing: On or about April 13, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Air Transport Services Group, Inc., a Delaware corporation (the “Company” or “ATSG”), for use at the annual meeting of stockholders to be held at the Boyd Cultural Arts Center/Heiland Theatre, Wilmington College, 1870 Quaker Way, Wilmington, Ohio 45177, at 11:00 a.m., local time, on Tuesday, May 12, 2009, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.

At the annual meeting, the holders of shares of common stock of the Company will (1) vote to elect two directors for terms of three years and until their successors have been elected and qualified, (2) consider and vote on a proposal to grant discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to effect a reverse stock split in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors, (3) consider and vote on a proposal to amend the Company’s Amended and Restated 2005 Long-Term Incentive Plan to increase from 3,000,000 to 6,000,000 the number of shares available for issuance under the Plan, (4) consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2009, and (5) transact such other business as may properly come before the meeting and any adjournments thereof.

On December 31, 2007, ABX Air, Inc. (“ABX Air”) reorganized its operations into a holding company structure (the “Reorganization”) whereby ABX Air became a direct, wholly-owned subsidiary of ATSG (formerly ABX Holdings, Inc.), and ATSG became the public reporting company. On that same date, ATSG acquired Cargo Holdings International, Inc. (“CHI”), which consisted of four principal operating subsidiaries, including Air Transport International, LLC (“ATI”), Capital Cargo International Airlines, Inc. (“CCIA”), Cargo Aircraft Management, Inc. (“CAM”) and LGSTX Services, Inc. (“LGSTX”). Throughout this Proxy Statement, when we refer to the Company in reference to activities that occurred prior to the Reorganization on December 31, 2007, we are referring to ABX Air, and when we refer to the Company in reference to activities that occurred after the Reorganization, we are referring to ATSG, except to the extent the context otherwise indicates. As a result of the Reorganization, the common stock of ATSG replaced the common stock of ABX Air.

VOTING AT THE MEETING

Voting Rights and Outstanding Shares

Only holders of record as of the close of business on March 17, 2009, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof. The common stock is the only class of voting securities of the Company currently outstanding. On March 17, 2009, there were 63,238,512 shares of common stock outstanding. At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum.

Voting Procedures

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy or voting instruction card to see which options are available to you and how to use them. The deadline for voting by telephone or over the Internet is 11:59 p.m. ET, on May 11, 2009. If you are

a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a signed proxy form from the institution that holds their shares.

Vote Required

Proposal 1: Election of Directors. The two nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee. If a listed nominee becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee; however, the Board of Directors at this time has no reason to anticipate that this will occur.

Proposal 2: Amendment of Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares outstanding on March 17, 2009, voting either in person or by proxy, and entitled to vote on this proposal, is required for adoption of the proposal. If you abstain from voting on the proposal, it will have the same effect as if you voted against the proposal.

Proposal 3: Amendment of 2005 Long-Term Incentive Plan. The affirmative vote of the holders of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required for adoption of the proposal. If you abstain from voting on the proposal, it will have the same effect as if you voted against the proposal.

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2009 fiscal year. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. Unless a stockholder provides specific instructions to withhold votes from a nominee for director, the persons named in the proxy will be authorized to vote the shares represented thereby FOR the election of the Board’s nominees for director. To the extent specific instructions are not given with respect to the Company’s proposals, the shares represented by the proxy will be voted FOR the proposals.

Shares Registered in the Name of a Broker

Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. A “broker non-vote” occurs when a stockholder of record, such as a broker or bank, does not vote on a proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on the proposal. Broker non-votes on Proposal 2 above will have the effect of a vote AGAINST this proposal. Broker non-votes on Proposal 3 will not affect the vote. We do not expect broker non-votes on Proposals 1 or 4.

Revocability

You may revoke your proxy in one of the following ways: by voting in person at the annual meeting, by giving written notice of revocation to the Secretary of the Company prior to the voting, or by giving a later dated proxy (including by means of a telephone or Internet vote) at any time before the voting.

Confidentiality

It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) a stockholder expressly requests such disclosure, or (c)  in a contested proxy solicitation.

Proxy Solicitation

Proxies may be solicited by directors, executive officers and other employees of the Company in person or by telephone, telegraph or mail only for use at the annual meeting. The Company has retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist with the solicitation of proxies for a project management fee of $50,000, plus reimbursement for out-of-pocket expenses. The Company also plans to engage Georgeson to solicit proxies by telephone for a reasonable additional fee determined on a per-completed-call basis. All solicitation costs will be borne by the Company.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent firm that is not affiliated with the Company. The inspector of election will also be independent of the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

Separate Voting Materials

If you share an address with another stockholder and we sent you a notice of an intent to send you a householded mailing, you may receive only one set of proxy materials (including our annual report to stockholders, 2008 Form 10-K, and proxy statement) unless you have provided contrary instructions. Each stockholder of record will continue to receive a separate proxy card. If you wish to receive a separate set of documents now or in the future, you may write or call to request a separate copy of these materials from:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Patricia A. Wallace

Executive Assistant

Telephone: (937) 366-2296

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request that in the future, we deliver to you a single copy of these materials.

Principal Stockholders

To the Company’s knowledge, as of March 17, 2009, the following stockholders owned more than 5% of the outstanding common stock of the Company:

Common Stock Ownership of Certain Beneficial Owners

Name	Number of Shares		Percentage of Common Stock Outstanding(4)
Prescott Group Capital Management, LLC	9,418,518	(1)	14.9%
Red Mountain Capital Partners LLC	6,329,016	(2)	10.0%
The Pabrai Investment Funds	5,517,678	(3)	8.72%

(1)

Based on the Schedule 13G/A, filed on February 9, 2009 with the Securities and Exchange Commission (“SEC”), by Prescott Group Capital Management, LLC, an Oklahoma limited liability company (“Prescott Capital”), Prescott Group Aggressive Small Cap, L.P., an Oklahoma limited partnership (“Prescott Small Cap”), Prescott Group Aggressive Small Cap II, L.P., an Oklahoma limited partnership (“Prescott Small Cap II” and, together with Prescott Small Cap, the “Small Cap Funds”) and Mr. Phil Frohlich, the principal of Prescott Capital. The Small Cap Funds are general partners of Prescott Group Aggressive Small Cap Master Fund, G.P., an Oklahoma general partnership (“Prescott Master Fund”). Prescott Capital serves as the general partner of the Small Cap Funds and may direct the Small Cap Funds, the general partners of Prescott Master Fund, to direct the vote and disposition of the 9,418,518 shares of common stock held by the Master Fund. As the principal of Prescott Capital, Mr. Frohlich may direct the vote and disposition of the 9,418,518 shares of common stock held by Prescott Master Fund. This stock ownership information was reported as of December 31, 2008.

(2)

Based on the Schedule 13D, jointly filed with the SEC on November 20, 2006, as amended by Amendment No. 1 thereto jointly filed on September 24, 2007, Amendment No. 2 thereto jointly filed on February 7, 2008, Amendment No. 3 thereto jointly filed on December 3, 2008, Amendment No. 4 thereto jointly filed on January 6, 2009, and Amendment No. 5 thereto jointly filed on February 3, 2009, by (i) Red Mountain Capital Partners LLC, a Delaware limited liability company (“RMCP LLC”), (ii) Red Mountain Capital Partners II, L.P., a Delaware limited partnership (“RMCP II”), (iii) Red Mountain Capital Partners III, L.P., a Delaware limited partnership (“RMCP III”), (iv) RMCP GP LLC, a Delaware limited liability company (“RMCP GP”), (v) Red Mountain Capital Management, Inc., a Delaware corporation (“RMCM”), and (vi) Willem Mesdag, a natural person and citizen of the United States of America. According to this filing, the principal business of each of RMCP II and RMCP III is investment. Neither RMCP II nor RMCP III was formed for the specific purpose of investing in the securities of ATSG. RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. The principal business of RMCP GP is investment. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. The principal business of RMCP LLC is investment. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. The principal business of RMCM is investment. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM (including Red Mountain). RMCP LLC, RMCP II, RMCP III and RMCP GP are sometimes collectively referred to herein as “Red Mountain.” Red Mountain, RMCM and Mr. Mesdag are sometimes collectively referred to herein as the “Reporting Persons.” The principal occupation of Mr. Mesdag is Managing Partner of Red Mountain. J. Christopher Teets (and his principal occupation) is Partner of Red Mountain. Mr. Teets, a director of the Company, does not control any Reporting Person. RMCP II beneficially owns, in the aggregate, 3,152,868 shares of common stock. RMCP II has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition, of all such 3,152,868 shares of common stock. RMCP III beneficially owns, in the aggregate, 3,176,148 shares of common stock. RMCP III has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition, of all such 3,176,148 shares. The common stock beneficially owned by RMCP II and

RMCP III, when aggregated together, total 6,329,016 shares. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the common stock beneficially owned by RMCP II and RMCP III. Other than shares of common stock beneficially owned by RMCP II or RMCP III, none of the Reporting Persons or Mr. Teets may be deemed to beneficially own any shares of common stock. Each of RMCP LLC, RMCP II, RMCP III and RMCP GP affirms membership in a group with each other but disclaims membership in a group with RMCM or Mr. Mesdag. Each of RMCM and Mr. Mesdag disclaims membership in a group with any person. This stock ownership information was reported as of February 6, 2009.

(3)

Based on the Schedule 13G/A, filed February 17, 2009 with the Securities and Exchange Commission (“SEC”) by The Pabrai Investment Fund II, L.P., an Illinois limited partnership (“PIF2”), Pabrai Investment Fund 3, Ltd., a British Virgin Islands corporation (“PIF3”), The Pabrai Investment Fund IV, L.P., a Delaware limited partnership (“PIF4”), Dalal Street, LLC, a California limited liability company (“Dalal Street”), which is general partner of PIF2 and PIF4 and sole investment manager of PIF3, Harina Kapoor, and Mohnish Pabrai, sole shareholder and chief executive officer of Dalal Street and a shareholder and president of PIF3 (collectively, the “Reporting Persons”). According to this filing, by virtue of the relationships between and among (i) Dalal Street in its capacity as the general partner and investment manager of PIF2, PIF4 and PIF3, respectively, (ii) Mohnish Pabrai, in his capacity as sole shareholder and chief executive officer of Dalal Street and as president of PIF3 and (iii) the other Reporting Persons, each of the Reporting Persons may be deemed to be the beneficial owner of all or a portion of the Common Stock held by the other Reporting Persons. Because of the relationships described in the filing, the Reporting Persons may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Act, and as such, each member of the group would be deemed to beneficially own, in the aggregate, all the common stock held by members of the group. The Reporting Persons disclaim membership in a group and disclaim beneficial ownership of any of the Common Stock except as follows:

Reporting Person	Common Stock Beneficially Owned
The Pabrai Investment Fund II, L.P.	536,034
Pabrai Investment Fund 3, Ltd.	1,938,827
Pabrai Investment Fund IV, L.P.	2,840,000
Dalal Street, LLC	75,000
Harina Kapoor	4,101	*
Mohnish Pabrai	5,393,962	**

*	Includes 1 share held by the IRA FBO Harina Kapoor.
**

Includes (a) 4,100 shares held by Ms. Kapoor, (b) 1 share held by the IRA FBO Harina Kapoor, and (c) 2,400 shares held by the Dakshana Foundation, a 501(c)(3) organization controlled by Ms. Kapoor and Mr. Pabrai.

Dalal Street and Mohnish Pabrai, in his capacity as chief executive officer of Dalal Street, have the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of the shares set forth opposite the name of each of PIF2, PIF4 and PIF3 in the table above. Dalal Street and Mohnish Pabrai disclaim beneficial ownership of any such shares except to the extent of their pecuniary interest therein, if any. Mohnish Pabrai and Harina Kapoor share the power to vote or to direct the vote and the power to dispose or to direct the disposition of 4,101 shares set forth opposite their names in the table above. Harina Kapoor, in her capacity as account holder, and Mohnish Pabrai, in his capacity as husband and advisor, have the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of the shares held by the IRA FBO Harina Kapoor. Mohnish Pabrai disclaims beneficial ownership of any such Common Stock held by the IRA FBO Harina Kapoor except to the extent of his pecuniary interest therein, if any. This stock ownership information was reported as of December 31, 2008.

(4)	Based on 63,238,512 shares outstanding.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for no fewer than three and no more than nine directors, as determined from time to time by the Board. The Company’s Board currently consists of eight members, divided into three classes as follows:

Class I (three positions with terms expiring in 2010):

James E. Bushman

Randy D. Rademacher

Jeffrey A. Dominick

Class II (three positions with terms expiring in 2011):

James H. Carey

John D. Geary

J. Christoper Teets

Class III (two positions with terms expiring in 2009):

Jeffrey J. Vorholt

Joseph C. Hete

At the annual meeting, two persons will be elected to fill the Class III positions, to hold office until the annual meeting of stockholders in 2012 and until their respective successors have been elected and qualified as provided under the Company’s Bylaws (the “Bylaws”). Messrs. Vorholt and Hete are presently directors of the Company and have been nominated to continue as directors.

Nominees for Director—Class III (Terms to Expire in 2012)

Jeffrey J. Vorholt, age 56, is an independent consultant and private investor. He was formerly a full-time faculty member at Miami University (Ohio) and concurrently an Adjunct Professor of Accountancy at Xavier University (Ohio), from 2001 to 2006. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 until its acquisition by EDS in 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer and Director for Cincinnati Bell Information Systems, which is now Convergys Corporation. Mr. Vorholt is currently a Director and the Chairman of the Audit Committee for Softbrands, Inc., a global provider of enterprise-wide application software. Mr. Vorholt has been a Director of the Company since January 2004. He is the Chairman of the Audit Committee and is a member of the Compensation Committee.

Joseph C. Hete, age 55, President and Chief Executive Officer of ATSG since October 2007 and Chief Executive Officer of ABX Air, Inc. since August 2003. He was the President of ABX Air, Inc. from January 2000 to February 2008 and the Chief Operating Officer of ABX Air, Inc. from January 2000 to August 2003. From 1997 until January 2000, he held the position of Senior Vice President and Chief Operating Officer of ABX Air, Inc. Mr. Hete served as Senior Vice President, Administration, of ABX Air, Inc. from 1991 to 1997, and Vice President, Administration, of ABX Air, Inc. from 1986 to 1991. He joined ABX Air, Inc. in 1980.

Continuing Directors—Not Standing for Election This Year

Class I (Terms to Expire in 2010)

James E. Bushman, age 64, Chairman and Chief Executive Officer of Cast-Fab Technologies, Inc., and the Chairman and Chief Executive Officer of Security Systems Equipment Corporation. He has served since 2005 as the Chairman and Chief Executive Officer of Cast-Fab Technologies, Inc., a privately held manufacturer of castings and precision sheet and plate metal fabrications, and previously from 1988 to 2005 as the President and Chief Executive Officer. He has also served as the Chairman and Chief Executive Officer of Security Systems Equipment Corporation, a privately held manufacturer of equipment for the banking and financial services industry, since 1999. Mr. Bushman is also a Director of the Ohio National Fund, Inc. and The Dow Target Variable Fund, LLC, and was until recently a director of the Midland Company. He was the President of Carlisle Crane & Excavation, Inc., and the Executive Vice President of Carlisle Enterprises, from 1983 to 1988. Prior to that, Mr. Bushman was a CPA for Arthur Andersen & Co., where he served as a partner from 1977 to 1983, and as a manager from 1972 to 1977. He has been a Director of the Company since May 2004 and is the Chairman of the Compensation Committee and a member of the Audit Committee.

Randy D. Rademacher, age 52, Senior Vice President, Chief Financial Officer, of Reading Rock, Inc. He has served as the Senior Vice President, Chief Financial Officer, of Reading Rock, Inc., a privately owned manufacturer and distributor of concrete products, since May 2008. Mr. Rademacher was formerly the Chief Financial Officer for The Armor Group, a privately owned manufacturer of industrial and commercial products, from July 2006 to May 2008, and the President of Dynus Corporation, a privately owned telecommunications company, from June 2005 to October 2005. He also served as the President of Comair Holdings LLC, from 1999 to 2005. During his career at Comair Holdings LLC, Mr. Rademacher held a number of positions, including Senior Vice President and Chief Financial Officer from 1993 to 1999, Vice President of Finance from 1989 to 1993, Controller from 1986 to 1989, and Director of Corporate Finance from 1985 to 1986. Prior to that, Mr. Rademacher was a CPA for Arthur Andersen & Co. from 1979 to 1985. He has been a director of the Company since December 2006 and is the Chairman of the Nominating and Governance Committee and a member of the Audit Committee.

Jeffrey A. Dominick, age 44, Partner of MassMutual Capital Partners. He has been a partner with MassMutual Capital Partners, a private equity investment subsidiary of MassMutual Financial Group, since its founding in 2006. Mr. Dominick formerly worked in debt and equity financing for Babson Capital Management, the asset management subsidiary for MassMutual Financial Group. Before joining MassMutual Financial Group in 2002, he spent 13 years in leveraged and corporate finance for Deutche Bank Securities and The Chase Manhattan Bank N.A. While at Babson, Mr. Dominick specialized in investing in airline and aircraft related transactions, with a focus as well in the transportation and logistics industries. In conjunction with the acquisition of Cargo Holdings International, Inc. (“CHI”) on December 31, 2007, the Company agreed to nominate for election to the Board a candidate selected by the significant shareholders of CHI. Per this agreement, Mr. Dominick would have been nominated for election at the Company’s 2008 annual meeting of stockholders; however, due to an existing vacancy, the Board chose to appoint Mr. Dominick prior to the meeting. He has been a director of the Company since February 2008 and is a member of the Nominating and Governance Committee and the Audit Committee.

Class II (Terms to Expire in 2011)

James H. Carey, age 76, Executive Vice President (Retired) of the Chase Manhattan Bank. Mr. Carey served as Managing Director of Briarcliff Financial Associates, a private financial advisory firm, from 1991 to 2002. He served as Chief Executive Officer of National Capital Benefits Corporation, a viatical settlement company, from March 1994 to December 1995. Mr. Carey was until recently a Director, the Chair of the Audit Committee, and a member of the Compensation Committee and the Nominating Committee of The Midland

Company, a provider of specialty insurance products. He was a director of Airborne, Inc. from 1978 to August 2003, and was a member of its Compensation Committee and Finance Committee. Mr. Carey has been the Chairman of the Board of the Company since May 2004, and has been a Director since August 2003. He is also a member of the Compensation Committee and the Nominating and Governance Committee.

John D. Geary, age 82, President and Chief Executive Officer (Retired) of Midland Enterprises, Inc. Mr. Geary served as President and Chief Executive Officer, and also as a Director, of Midland Enterprises, Inc., an inland marine transportation company, comprised of barge lines, shipyards and cargo loading terminals, from 1974 to 1988. He also served for 20 years on the Board of Directors of Fifth Third Bank, in Cincinnati, Ohio. Mr. Geary has been a Director of the Company since January 2004, and is a member of the Nominating and Governance Committee and the Compensation Committee.

J. Christopher Teets, age 36, Partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Before joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets joined Goldman Sachs & Co. in 2000 and was made a Vice President in 2004. Prior to Goldman Sachs & Co., Mr. Teets worked in the investment banking division of Citigroup. He holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics. Mr. Teets has also served as a director of Encore Capital Group, Inc., since May 2007 and as a director of Affirmative Insurance Holdings, Inc., since August 2008. Red Mountain owns approximately 6.3 million common shares of the Company, or approximately 10% of the Company’s 63.2 million shares outstanding. Red Mountain has been advising the management of the Company on strategic direction since February 2008, subject to a confidentiality and standstill agreement under which Red Mountain was granted access to proprietary information of the Company in exchange for its commitment to adhere to certain conditions, including a limit on its investment in the Company. That agreement expired at the end of 2008. The Company and Red Mountain have signed a new agreement that will remain in effect during Mr. Teets’ tenure as a board member of the Company. He has been a Director of the Company since February 19, 2009, and is a member of the Audit Committee and the Nominating and Governance Committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors held 11 meetings during 2008 and each director attended at least 91% of the meetings of the Board and 80% of the meetings of the committees on which he was a member. Directors are expected to attend board meetings, meetings of the committees on which they serve and the annual meeting of stockholders. All of the directors then in office attended the Company’s 2008 annual meeting, except for Mr. Carey, who was recovering from surgery.

Independence

The Board has determined that each of the current directors, except Joseph C. Hete (by virtue of his employment as President and Chief Executive Officer of the Company), has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the independence standards of the SEC, NASDAQ and the Certificate of Incorporation, as currently in effect. In considering the independence of Mr. Teets, the Board considered the fact that he is a partner of Red Mountain, the owner of approximately 10% of the Company’s outstanding shares, and concluded that his relationship with Red Mountain does not impact his independence as a director of the Company.

Director Compensation

The Company uses a combination of cash and long-term incentive compensation to attract and retain qualified candidates to serve on the Board. The Compensation Committee recommends to the Board of Directors for its approval the form and amount of compensation paid to the non-employee directors. The Committee reviews the compensation arrangements of the directors on annual basis, which review includes an evaluation prepared on an annual or bi-annual basis by Towers Perrin, a national compensation consulting firm. The evaluation considers the compensation arrangements for the directors of similar companies. Like the executive officers, the directors are also subject to minimum stock ownership requirements. Each director is required to own stock and/or restricted stock units equal to a multiple of his annual retainer within a specified time period after his election to the Board.

Cash Compensation

During 2008, non-employee directors received an annual fee of $30,000, plus $1,500 for each board and committee meeting attended. In addition, the Chairman of the Board received an annual fee of $60,000, the Chairman of the Audit Committee received an annual fee of $15,000, and the respective Chairman of the Compensation Committee and the Nominating and Governance Committee each received an annual fee of $4,000.

Long-Term Incentive Compensation

The long-term incentive compensation awards for the non-employee directors are comprised solely of restricted stock units. Since the approval of the Company’s Long-Term Incentive Plan at the Annual Stockholders’ Meeting in 2005, the Board has granted restricted stock unit awards to the Company’s non-employee directors on an annual basis under the terms of the Plan. The size of the grants are determined by the Board and are based on the Company’s performance during the prior year and a periodic evaluation of the compensation arrangements of other companies prepared by Towers Perrin, a national compensation consulting firm, retained by the Compensation Committee. In March 2008, the Board, upon the recommendation of the Compensation Committee, granted an award of 13,600 restricted stock units to each of the non-employee directors under the Company’s Long-Term Incentive Plan. The restricted stock units vested on September 30, 2008 and will be converted to an equal number of shares of Company stock and distributed to the non-employee directors when they leave the Board, but can be settled earlier or forfeited in certain cases under the terms of the award agreement. The value of restricted stock units that were granted to each of the directors is shown below in the “Director Compensation Table.”

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended 2008.

Name(1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
James H. Carey	$169,000	$39,984	$208,984
James E. Bushman	111,333	39,984	151,317
Jeffrey A. Dominick	63,214	39,984	103,198
John D. Geary	93,579	39,984	133,563
Randy D. Rademacher	98,929	39,984	138,913
Jeffrey J. Vorholt	112,139	39,984	152,123

(1)

Joseph C. Hete, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company and therefore receives no compensation for his services as a Director.

(2)	J. Christopher Teets is not included in this table because he was elected to the Board in February 2009.
(3)

Each director was awarded 13,600 restricted stock units. The restricted stock units are being reported in accordance with Statement of Financial Accounting Standards No. 123 Revised (“FAS 123(R)”). Assumptions used in the calculation of these amounts are included in Note O to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2009.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each committee consists exclusively of non-employee directors.

Audit Committee

The Company has a separately designated standing Audit Committee. The Audit Committee is currently composed of Jeffrey J. Vorholt, Chair, James E. Bushman, Jeffrey A. Dominick, Randy D. Rademacher and J. Christopher Teets. Jeffrey J. Vorholt has been the Chair of the Audit Committee since January 29, 2004. The Board has determined that Jeffrey J. Vorholt is an “audit committee financial expert” as defined in the rules under the Securities Exchange Act of 1934, as amended.

The Audit Committee is generally charged with the appointment, compensation, retention, evaluation, and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company and its subsidiaries’ internal accounting and financial controls; and approving and monitoring the Company and its subsidiaries’ compliance with its codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company and its subsidiaries’ compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Chair of the Audit Committee receives communications directed to non-management directors as described below under “Communications with the Board.” The Committee met 9 times during 2008 and each member was present for at least 89% of the meetings.

The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in February 2009. The charter of the Audit Committee is available through our Internet website at http://www.atsginc.com.

The Audit Committee has furnished the following report.

Audit Committee Report

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2008 with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditors Communication with those Charged with Governance,” as currently in effect. The Audit Committee has also discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect.

Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

Jeffrey J. Vorholt, Chair

James E. Bushman

Jeffrey A. Dominick

Randy D. Rademacher

J. Christopher Teets

Compensation Committee

The Compensation Committee is currently composed of James E. Bushman, Chair, James H. Carey, John D. Geary and Jeffrey J. Vorholt. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company and its subsidiaries’ overall compensation policies and establishing performance-based incentives that support long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the Chief Executive Officer based upon the achievement of goals and objectives that are approved by the Committee, and considering and approving the compensation arrangements for the other executive officers of the Company and its subsidiaries. This includes base salaries, short-term and long-term incentive awards, equity-related awards, participation in any deferred compensation or retirement plans or arrangements, benefits and perquisites. The Committee also evaluates the performance target goals for the non-executive senior officers and employees of the Company and its subsidiaries. In addition, the Committee oversees the administration of the Company and its subsidiaries executive compensation plans, programs and arrangements, makes recommendations to the full Board with respect to succession planning for the Chief Executive Officer and other officers of the Company and its subsidiaries, and sets and reviews the compensation for the Board and committee members. The Committee met 5 times during 2008, and each member was present for at least 80% of the meetings.

The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003. The charter was most recently amended in February 2008. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Nominating and Governance Committee

The Nominating and Governance Committee is currently composed of Randy D. Rademacher, Chair, James H. Carey, Jeffrey A. Dominick, John D. Geary and J. Christopher Teets. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee met 4 times during 2008, and all of the members were present for every meeting.

The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in February 2008. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Consideration of Nominees for Director

Director Qualifications

The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria that will be used in connection with evaluating and selecting new directors will include the criteria set forth in the Company’s Corporate Governance Guidelines and in the Certificate of Incorporation. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.

In addition to the criteria set forth in the Corporate Governance Guidelines, the Committee will consider whether the director candidate meets the definition of independence set forth under NASDAQ Marketplace rules, applicable law and the Certificate of Incorporation, as well as the candidate’s skills, occupation, and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the “Code of Conduct for Conducting Business.”

Evaluation of Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider, for nomination by the Board, properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (1) such candidates must be able to meet with one or more members of the Committee and/or the Board upon request, and (2) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.

Director Nominations by Stockholders

The Bylaws permit stockholders to nominate directors for consideration at an annual stockholders’ meeting without the prior recommendation of the Nominating and Governance Committee or the nomination of the Board. Stockholder nominations to the Board of Directors for the Annual Stockholders’ Meeting for 2010 must be forwarded to the Chairman of the Nominating and Governance Committee c/o Secretary, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less that 90 days nor more than 120 days prior to the anniversary of the annual stockholders’ meeting for 2009 (May 12, 2009); provided, however, that in the event the date of the annual stockholders’ meeting for 2010 is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

Corporate Governance Guidelines

The Company adopted a set of Corporate Governance Guidelines in February 2005 to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the Chief Executive Officer, periodic self-evaluations of the Board and committees, and other practices. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.

Code of Ethics for the CEO and CFO

The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability. The Code of Ethics is available through our Internet website at http://www.atsginc.com.

Code of Conduct for Conducting Business

The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment or discrimination; and the protection of intellectual property and proprietary information. The Code of Conduct for Conducting Business is available through our Internet website at http://www.atsginc.com.

Related Person Transactions

ATSG does not have any related person transactions as defined by Regulation S-K Item 404(a). If any related person transactions arise, the Audit Committee will review and approve such transactions as it deems appropriate. This policy is set forth in the Audit Committee Charter.

Executive Sessions

The independent directors of the Company meet in executive session (with no management directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are scheduled and chaired by the Chairman of the Board, who is an independent director. The executive sessions include whatever topics the independent directors deem appropriate.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. All letters received by the Company and addressed to non-management members of the Board will be forwarded to the Chair of the Audit Committee. The Chair of the Audit Committee will deliver a summary of such correspondence to the full Board if he deems it appropriate at its next regularly scheduled meeting. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Compensation Committee believes that the compensation paid to its executive officers should assist the Company in attracting and retaining talented leaders and encouraging a high level of effective and ethical management in the best interests of the Company and its stockholders. To this end, the Compensation Committee strives to ensure that the Company’s executive compensation program is competitive with that of similarly situated companies and rewards the achievement of short and long-term goals that align the interests of its executives and stockholders in seeking to increase stockholder value.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2008, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”

Chief Executive Officer’s Role in the Compensation Decision Process

The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the executive officers’, including the named executive officers’, base salaries and the portion of such individuals’ incentive compensation that is tied to the accomplishment of individual goals. In making his recommendations, the Chief Executive Officer utilizes the peer group analysis described below and completes an objective and subjective review of each executive’s responsibilities and performance over the prior year. The Chief Executive Officer plays no role in the compensation process with respect to his own compensation.

Establishing Compensation Levels

The Compensation Committee typically meets during the first quarter of each year to establish the base salaries for each of the executive officers and to approve incentive awards for the previous year based upon previously established performance goals. All changes to base salaries are effective July 1 for the year in which they are set. Equity awards are granted to be effective after the Company issues its earnings release for the fourth quarter of the fiscal year. During its first quarter meeting, the Compensation Committee also typically establishes incentive goals for the current year based upon the Chief Executive Officer’s recommendations.

In May 2008, DHL, the Company’s largest customer - accounting for approximately 72% of revenues and 55% of pre-tax earnings (excluding impairment charges) in 2008 - announced its intention to significantly restructure its U.S.-based operations. Since that time, DHL has significantly reduced the services that ABX Air is performing for DHL, which has resulted in ABX Air terminating thousands of its employees. While ABX Air continues to perform air cargo and freight sorting services for DHL and DHL is indicating that it will continue utilizing the services of ABX Air at least through September 2009, the Company recognizes that DHL’s U.S. business strategy will be impacted by general economic conditions and shipment volumes. The Company expects to make further reductions in the number of ABX Air employees and aircraft supporting the DHL network in 2009 and believes that significant restructuring, downsizing and wage concessions will be required to position ABX Air to competitively pursue longer term air cargo business with DHL. In this regard, the Company has instituted a pay freeze throughout the organization and has also frozen ABX Air’s Retirement Income Plan, Supplemental Executive Retirement Plan and Non-Officer Benefit Protection Plan. Further, the base salaries for both the CEO of ATSG and the President of ABX Air were reduced at their request in December 2008.

The Compensation Committee met in February 2009, and, in consultation with the Chief Executive Officer, determined to review the compensation and benefits arrangements for its executives and other employees throughout the Company in an effort to make the Company more cost competitive. The Compensation Committee has retained Towers Perrin to assist them in this effort. Accordingly, no action was taken with respect to the executive officers’ base salaries and incentive compensation awards for 2009. The Compensation Committee may decide to institute an executive compensation program for 2009 that is materially different from the program that was in effect for 2008.

Competitive Benchmarking

In 2007, the Compensation Committee retained Towers Perrin, a national compensation consulting firm, to prepare a compensation analysis for use in establishing competitive compensation levels for the named executive officers. The Compensation Committee utilized this 2007 analysis in evaluating the ongoing competitiveness of the Company’s executive compensation programs for 2007 and 2008.

The analysis provided by Towers Perrin includes data from two industry perspectives in an effort to reconcile the Company’s unique business model with typical pay practices and levels among similar organizations. This data consists of (i) a proxy analysis of the top five highest paid executives and top legal executive from 20 direct competitors and small regional airlines (“peer group analysis”), and (ii) compensation information for more than 900 companies covering approximately 40 industries, adjusted as necessary to reflect comparable revenues. The companies utilized in the peer group analysis are:

•     Airnet Systems, Inc.

•     C.H. Robinson Worldwide, Inc.

•     EGL, Inc.

•     Expeditors International of Washington, Inc.

•     Forward Air Corp.

•     Hub Group, Inc.

•     Kitty Hawk, Inc.

•     Pacer International, Inc.

•     UTi Worldwide, Inc.

•     World Air Holdings, Inc.

•     AirTran Holdings, Inc.

•     Alaska Air Group, Inc.

•     Atlas Air Worldwide Holdings, Inc.

•     ExpressJet Holdings, Inc.

•     Frontier Airlines Holdings, Inc.

•     Hawaiian Holdings, Inc.

•     JetBlue Airways Corp.

•     MAIR Holdings, Inc.

•     Mesa Air Group, Inc.

•     Midwest Air Group, Inc.

•     Pinnacle Airlines Corp.

•     Republic Airways Holdings, Inc.

•     SkyWest, Inc.

•     US Airways Group, Inc.

Based upon this analysis, compensation guidelines were established for each executive officer position, providing data on the 25th, 50th (median) and 75th percentile pay levels in the competitive market.

Components of Executive Compensation for 2008

The Company’s executive compensation and benefits package consists of direct compensation (base salary, short-term cash incentives and long-term equity-based incentives) and Company-sponsored retirement and benefit plans. The components of the named executive officers’ compensation packages are designed to contribute to a total package that is competitive, appropriately performance-based, and valued by the Company’s executive. The Compensation Committee strives to align the mix of executive officer compensation between cash and non-cash or short-term and long-term incentive compensation with both the peer group and 900 company group described above.

Base Salary

The Company provides the named executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salary of the Chief Executive Officer and also the other named executive officers, although the latter are determined in consultation with the Chief Executive Officer. The Compensation Committee typically reviews the base salaries of the named executive officers sometime during February as part of the Company’s performance review process, as well as in the event of a promotion or other change in job responsibilities. This review primarily takes into account a compensation analysis, like the Towers Perrin analysis described above; an internal review of the executive’s compensation, both on an individual basis and relative to other executives; and the individual performance of the executive, as evaluated by the Chief Executive Officer. This process was followed in establishing the base salaries for the executive officers, including the named executive officers, in 2008. Notwithstanding the foregoing, the CEO of ATSG declined a proposed increase in his base salary for 2008 and had previously declined proposed increases in his base salary for 2006 and 2007.

The base salaries paid to the named executive officers in 2008 are set forth in the “Salary” column of the “Summary Compensation Table” below.

Short-Term Incentive Compensation

During 2008, the named executive officers had the potential to earn incentive compensation under the Company’s Executive Incentive Compensation Plan (the “Executive Incentive Plan”). The Compensation Committee, in consultation with the Chief Executive Officer, amended the Plan formula during the first part of 2008, so that it was in alignment with the achievement of corporate goals arising from the Company’s acquisition of CHI at the end of 2007.

The Compensation Committee determined that it was in the Company’s best interest to continue to maintain a strong link between executive compensation and ABX Air’s performance under its commercial agreements with DHL and to create a strong link between executive compensation and ATI’s and CCIA’s performance under their respective commercial agreements with their largest customer, BAX Global. In this regard, the bonus opportunity under the Executive Incentive Plan for the CEO of ATSG was based upon the achievement of incremental mark-up revenue earned under ABX Air’s ACMI Service Agreement and Hub Services Agreement with DHL and the amount of pre-tax profit earned under the other business operations of the Company. Similarly, the bonus opportunities for ABX Air’s executives, including Mr. Graber, and certain other ATSG executives, including Messrs. Turner and Payne, were largely based on the achievement of incremental mark-up revenue earned under ABX Air’s commercial agreements with DHL. Further, a portion of the bonus opportunities for the executives at ATI and CCIA, were based on the level of service performance under their respective agreements with BAX Global. The bonus opportunities for still other ATSG executives, including Mr. Fox, and all of the executives at ATI, CCIA, CAM and LGSTX, were based in whole or part on the amount of pre-tax profit earned by those subsidiaries.

In 2008, the named executive officers were eligible to receive a bonus under the Executive Incentive Plan utilizing a non-discretionary formula which established a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of the goals described above. Once the extent of achievement for each goal had been determined, the applicable bonus based on that level of achievement could be determined. The minimum and maximum bonus potentials included the following:

Executive Officer	Minimum	Maximum
Chief Executive Officer	5% of base salary	130% of base salary
Chief Financial Officer	4% of base salary	100% of base salary
Chief Commercial Officer	4% of base salary	100% of base salary
Senior Vice President	4% of base salary	100% of base salary
President of ABX Air	4% of base salary	100% of base salary
President of CHI Subsidiary	4% of base salary	80% of base salary

The annual incentive compensation paid to the named executive officers under the Executive Incentive Plan for 2008 is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.

Long-Term Incentive Compensation

The long-term incentive compensation awards for the named executive officers are comprised of restricted stock awards and performance-based stock unit awards. At the Annual Stockholders’ Meeting in 2005, the stockholders approved an omnibus long-term incentive plan entitled the ABX Air, Inc. 2005 Long-Term Incentive Plan. The Plan was subsequently adopted by ATSG on December 31, 2008, in conjunction with the reorganization of the Company into a holding company structure and renamed the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company, to reward performance and to increase stockholder value by providing participants appropriate incentives and awards; to enable the Company to attract and retain the services of outstanding individuals; to encourage stock ownership in the Company; and to align the interests of management and directors with that of stockholders. The Plan authorizes a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash and other forms of equity compensation. No awards have been granted in 2009 pending the Compensation Committee’s review of future compensation and benefits practices for the Company’s executive management.

Since the approval of the Plan, the Compensation Committee has granted restricted stock awards and performance-based stock unit awards to the Company’s named executive officers and other executives and members of the senior management group on an annual basis under the terms of the Plan. The amount of the total long-term incentive grants to be received by each named executive officer is determined by multiplying the officer’s base salary by 100%, 75% and 50% for the Chief Executive Officer, Senior Vice Presidents and Vice Presidents, respectively. The restricted stock awards and performance-based stock unit awards are divided evenly, so that half of the long-term incentive compensation value is delivered in restricted stock and half is delivered in performance-based stock units. The number of shares of restricted stock and performance-based stock units to be received is determined by dividing the value derived above by the stock price on the date of grant.

Restricted Stock Awards

Under the restricted stock award agreements, shares of stock were issued in the names of the employees, but will be held in escrow until they fully vest. The vesting period is approximately thirty-four months from the date of grant. The employees may exercise any voting rights associated with the restricted stock while in escrow, and any dividends paid on the restricted stock will also be held in escrow and paid once they are fully vested. The restrictions will be removed and the stock distributed to the employees if they are actively employed at the end of the vesting period, but may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.

The number of shares of restricted stock that were granted to each of the named executive officers during fiscal year 2008, all of which will vest at the end of the restriction period, are set forth in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-Based Awards Table” below.

Performance-Based Stock Unit Awards

Under the performance-based stock unit award agreements, the performance units will be converted to an equal number of common stock of the Company and paid out or forfeited, depending upon whether and the extent to which certain performance criteria are met during the performance period. The performance period is ordinarily thirty-six months. The performance-based stock units consist of two types – stock performance units and return-on-equity units. The agreements contain an equal number of stock performance units and return-on-equity units. The performance criteria for the stock performance units are based upon the extent to which the appreciation in the Company’s stock during the performance period equals or exceeds the total stockholder return performance of the NASDAQ Transportation Index during the same period. Each award agreement contains the following chart, setting forth when the awards are earned or forfeited:

If, on December 31, , the Company’s stock performance is . . .	You will receive the following number of shares of Company stock . . .
In at least the 25th percentile of the NASDAQ Transportation Index (“threshold Stock Performance Unit level”)	#
In the 25th through 50th percentile of the NASDAQ Transportation Index (“target Stock Performance Unit level”)	#
In the 50th or higher percentile of the NASDAQ Transportation Index (“maximum Stock Performance Unit level”)	#

The return-on-equity units are based upon how the Company’s average return on equity during the performance period compares to the levels specified under the award agreements. Each award agreement contains the following chart, setting forth when the awards are earned or forfeited:

If, over the Performance Period, the Company’s average return on equity is . . .	You will receive the following number of shares of Company stock . . .
At least 15% but less than 20% (“threshold ROE Unit level”)	#
More than 20% but less than 25% (“target ROE Unit level”)	#
Equal to or greater than 25% (“maximum ROE Unit level”)	#

The performance-based stock units (both stock performance units and return-on-equity units) may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.

The number of performance-based stock units that were granted to each of the named executive officers in 2008, all of which may be converted to common stock at the end of the three-year performance period from January 1, 2008 to December  31, 2010, is shown in the “Grants of Plan-Based Awards Table” below.

Stock Ownership Guidelines

To better align the interests of the executive officers, including the named executive officers, with the interests of stockholders, the Committee requires that certain executive officers maintain a minimum ownership interest in the Company. The amount of stock required to be owned and retained is based on the minimum number of shares totaling in value as of the date of grant or purchase (including restricted stock granted under the Company’s Amended and Restated 2005 Long-Term Incentive Plan), a multiple of the executive officer’s base salary, which multiple depends on the position held.

Company-Sponsored Retirement and Benefit Plans

Retirement Plans

ATSG and its subsidiaries maintain several retirement plans for their executive officers, including the named executive officers, and other employees that are not covered by a collective bargaining agreement. These plans include (i) the ABX Air Retirement Income Plan (the “RIP”), which is a defined benefit pension plan, (ii) the ABX Air Profit Sharing Plan (the “PSP”), which is a defined contribution plan (except for ABX Air’s flight crewmembers, no contributions to this plan have been made since January 1, 2000), (iii) the ABX Air Capital Accumulation Plan, which is both a voluntary 401(k) salary deferral plan (the “CAP”) and a defined contribution 401(k) plan (the “CAP 5%”), (v) the Air Transport International 401(k) Plan, which is a voluntary 401(k) salary deferral plan (the “ATI 401(k)”), and (vi) the Capital Cargo International Airlines 401(k), which is a voluntary 401(k) salary deferral plan (the “CCIA 401(k)”).

The RIP is a floor offset pension plan that works in step with the PSP. Under the RIP, certain of the named executive officers and all other eligible full and part-time non-union employees of ATSG and ABX Air that have completed five continuous years of employment with ATSG and/or ABX Air earn the right to receive benefits upon termination at the normal retirement age of 65 or reduced benefits upon early retirement, on or after age 55, with 10 or more years of service. Retirement benefits are calculated as the product of 2% times the final average annual eligible pay for the first 25 years of service and 0.5% times the final average annual eligible pay for each year after the first 25 years of service, less the actuarial equivalent of the PSP balance. The RIP was closed to new employees, hired on or after September 1, 2005, except for certain designated employees previously employed by DHL at their Northern Kentucky hub and employees that were rehired before January 1, 2006. In addition, the RIP will be frozen as of April 14, 2009. No years of service or average monthly compensation will be credited to the participants after April 14, 2009, in determining the benefit available under the RIP.

The CAP is a 401(k) plan that allows voluntary deferrals of up to 75% of an employee’s pay, subject to IRS income limits. In addition, the CAP provides matching funds to participants based on the participant’s rate of deferral. The match is 35% of the first 6% of deferred pay (up to the IRS compensation limits). In addition, there is an opportunity for an incentive match of up to 25% of the first 6% of deferred pay (up to the IRS compensation limits). In 2008, the incentive match was 20%. All ABX Air and certain ATSG executives are eligible to participate in this plan.

All eligible full and part-time non-union employees of ATSG and ABX Air hired on and after September 1, 2005, including Mr. Graber, and such employees that were rehired on and after January 1, 2006, and who complete one year of service and work at least 1,000 hours during the year receive a company contribution to the ABX Air Capital Accumulation Plan (the “CAP 5%”), which is a defined contribution plan. Under the CAP 5%, employees that have completed three continuous years of employment with the company and worked at least 1,000 hours each year earn the right to receive benefits upon termination. Contributions are calculated as the product of 5% of eligible annual pay for each year of service, and the contributions are deposited in the 401(k) plan. In addition, all eligible full and part-time employees of ATSG and ABX Air whose benefits under the RIP are frozen on April 14, 2009, including Messrs. Hete, Turner and Payne, will be eligible for the 5% contribution. The 5% contribution for these employees will be prorated for 2009 using the eligible salary earned in the second, third, and fourth quarters of 2009. The 5% contribution will not include salary earned in the first quarter of 2009. Mr. Fox also became eligible to participate in the CAP 5% as of January 1, 2009.

The ATI 401(k) is a 401(k) plan that allows voluntary deferrals of up to 30% of an employee’s pay, subject to IRS income limits. In addition, the ATI 401(k) provides matching funds to participants based on the participant’s rate of deferral. The match is 75% on the first 5% of deferred pay (up to the IRS compensation limits).

The CCIA 401(k) is a 401(k) plan that allows voluntary deferrals of up to 89% of an employee’s pay, subject to IRS income limits. In addition, the CCIA 401(k) provides matching funds to participants based on the participant’s rate of deferral. The match is 25% on the first 4% of deferred pay (up to the IRS compensation limits).

In addition, all ABX Air executives and certain ATSG executives are also eligible to participate in the Company’s Supplemental Executive Retirement Plan (the “SERP”). The SERP is a non-qualified and unfunded plan that provides for benefits in excess of statutory limits.

On February 22, 2008, the Board of Directors approved changing the SERP formula. The Company adopted the formula change on December 22, 2008. Previously, the formula provided an age 62 targeted benefit of 65% of a participant’s Final Average Earnings (FAEs) and lesser amounts at earlier ages. The revised formula reduces the age 62 targeted benefit to 50% of the participant’s FAEs for 25 or more years of service. The age 62 targeted benefit is further reduced by 4% a year for service of less than 25 years. In addition, a participant may elect early retirement as early as age 55 provided he or she has at least 10 years of service with the company. The benefit is reduced by 6% a year for early retirement before age 62. Participants become vested in the SERP after completing 5 years of service with the Company. Benefits earned through the formula are offset by Social Security benefits and benefits from the RIP, PSP and 5% contribution.

On March 12, 2009, the Board of Directors approved freezing the SERP effective April 14, 2009, in conjunction with the freeze of the RIP. No further benefits will be accrued after April 14, 2009. Years of service used to calculate the targeted benefit as well as Final Average Earnings will be frozen as of April 14, 2009.

Benefit Plans

The core benefit package for the named executive officers and all other employees of the Company includes health, dental, vision, short and long-term disability, group term life insurance, AD&D, a voluntary 401(k) salary deferral plan and certain post-retirement benefits. The core benefit package for certain named executive officers and all of the employees of ABX Air also includes business travel accident insurance. The named executive officers participate in the Company’s benefit plans on the same basis as all other Company employees, except to the extent described under the heading “Retirement Plans” and “Potential Payments upon Termination or Change in Control.”

Change-in-Control Agreements

The Company has entered into change-in-control agreements with certain of its executive officers and all the executive officers of ABX Air, including the named executive officers. Information regarding applicable payments under such agreements for the named executive officers is set forth under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreements

In conjunction with the Company’s acquisition of CHI at the end of 2007, CHI and some of its subsidiaries entered into employment agreements with certain of their executive officers and employees, including one named executive officer. Information regarding applicable payments under the agreement for the named executive officer is set forth under “Potential Payments Upon Termination or Change in Control” below.

Financial Restatements

Certain bonuses and equity compensation received by the Chief Executive Officer and Chief Financial Officer must be forfeited as required by applicable law if the Company is required to prepare an accounting restatement due to material non-compliance by the Company, as a result of misconduct, with any financial reporting requirements under the securities laws.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its evaluation, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. The Compensation Committee believes that all of the compensation earned in 2008 by the Company’s executive officers, including the named executive officers, will be deductible.

Accounting for Stock-Based Compensation

The Company began accounting for stock-based payments in accordance with the requirements of FAS 123(R), beginning with the initial grant of awards under the Company’s 2005 Long-Term Incentive Plan.

Compensation Committee Report

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulations S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14a for its 2009 annual meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, each as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee

James E. Bushman, Chairman

James H. Carey

John D. Geary

Jeffrey J. Vorholt

Summary Compensation Table

The following table sets forth the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2008, December 31, 2007, and December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Joseph C. Hete	2008	$479,750	$—	$300,020	$366,576	$1,018,500	$11,655	$2,176,501
President & Chief Executive Officer	2007	479,750	—	595,427	428,129	470,959	13,135	1,987,400
	2006	479,750	627,787	417,732	475,965	369,347	7,349	2,377,930

Quint O. Turner	2008	251,923	—	108,723	227,250	336,459	8,442	932,797
Chief Financial Officer	2007	238,539	—	208,291	186,060	22,088	9,744	664,722
	2006	228,019	158,027	146,148	173,565	37,526	5,920	749,205

John W. Graber	2008	331,923	—	59,531	286,782	11,500	8,775	698,511
President, ABX Air, Inc.	2007	150,000	—	—	117,000	—	4,859	271,859
	2006	—	—	—	—	—	—	—

W. Joseph Payne	2008	190,308	—	63,194	171,900	65,477	7,560	498,439
Senior VP Corp General Counsel & Secretary	2007	171,231	—	92,588	99,314	21,276	8,739	393,148
	2006	159,663	—	63,448	88,517	25,793	8,045	345,466

Peter F. Fox	2008	313,711	—	56,548	84,564	—	11,929	466,752
Chief Commercial Officer	2007	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—

(1)

The amounts shown reflect the third and final installment under retention bonus agreements between the executive officers and ABX Air. Prior to the separation of ABX Air from Airborne, Inc. in August 2003, ABX Air entered into substitute retention agreements with the executives pursuant to which they were provided with a cash retention bonus at least equal to the cash amount (not including amounts payable in respect of stock options or gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code, except as set forth below) that such executives would have been eligible to receive under their change-in-control agreements with ABX Air if they had experienced a termination of employment without “cause,” as defined under such change-in-control agreements, at the time of the separation of ABX Air from Airborne, Inc. Each cash retention bonus was paid in annual equal installments on August 15th, over a period of three years beginning on August 15, 2004. Under the substitute retention agreement, each executive was also entitled to gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code excise taxes incurred by the executive for excess parachute payments made to such executive in connection with the separation. In consideration for all the benefits available under the substitute retention arrangements, each executive agreed to terminate his change-in-control agreement and to release Airborne, Inc. and all of Airborne’s affiliates of all liabilities and obligations under such change-in-control agreement. DHL was obligated to reimburse ABX Air for the cost of these retention arrangements.

(2)

The amounts shown reflect the grant of restricted stock and performance-based stock units under the Company’s 2005 Long-Term Incentive Plan and are being reported in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note O to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2009. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(3)

The amounts shown reflect the award of cash incentive compensation on March 14, 2009, February 21, 2008 and February 27, 2007, under the Company’s Executive Incentive Compensation Plan. The Plan is described in further detail above under the heading “Short-Term Incentive Compensation.”

(4)

The amounts shown reflect the respective actuarial increases in the present value of the named executive officers’ benefits under the Retirement Income Plan and Supplemental Executive Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. On December 31, 2008, the SERP was amended to reflect a new benefit formula. The SERP previously provided an age 62 targeted benefit of 65% of a participant’s final average earnings (“FAE”) (highest five consecutive calendar years of base and bonus out of the last ten years) and lesser amounts at earlier ages down to 10% of a participant’s FAE at age 55. The amended SERP targets 50% of FAE at 25 years of service. For each year of service below 25 years, a 4% per year reduction factor is applied. If a participant retires between ages 55 and 62, an additional 6% per year reduction factor is applied. As under the prior benefit formula, the new targeted 50% benefit is offset by the RIP (before the PSP offset) or the actuarial equivalent of the CAP employer contribution and an estimated Social Security benefit based on the maximum amount. If a participant terminates prior to age 55, the SERP benefit will be payable at age 55. Previously, there were no termination benefits for participants that retired prior to age 55. If a participant does not have 5 years of service at termination, they are not eligible for a SERP benefit. The SERP benefit will be paid as a lump sum based on GAR 94 mortality and 8% interest.

(5)

The amounts shown reflect the value of matching contributions allocated by the Company to each of the named executive officers pursuant to the 401(k) plan and the value attributable to benefits provided under the life insurance plan in which the named executive officer participates, as follows:

	401(k) Match			Value Attributable to Benefits Provided Under the Company’s Life Insurance Plan
	2008	2007	2006	2008	2007	2006
Joseph C. Hete	$4,830	$6,309	$4,620	$6,825	$6,826	$2,729
Quint O. Turner	4,830	6,309	4,620	3,612	3,435	1,300
John W. Graber	4,025	1,750	—	4,750	3,109	—
W. Joseph Payne	4,830	6,276	5,741	2,730	2,463	2,304
Peter F. Fox	2,300	—	—	9,629	—	—

Grants of Plan-Based Awards Table

The following table summarizes the grants of plan-based awards made to each of the named executive officers during the fiscal year ended December 31, 2008.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Hete	3/20/08	*				23,600	47,200	70,800		139,240
	3/20/08	**				23,600	47,200	70,800		138,768
	3/20/08								94,400	277,536
	N/A		23,988	364,610	623,675

Quint O. Turner	3/20/08	*				9,025	18,050	27,075		53,248
	3/20/08	**				9,025	18,050	27,075		53,067
	3/20/08								36,100	106,134
	N/A		10,400	176,800	260,000

John W. Graber	3/20/08	*				11,975	23,950	35,925		70,653
	3/20/08	**				11,975	23,950	35,925		70,413
	3/20/08								47,900	140,826
	N/A		13,600	231,200	340,000

W. Joseph Payne	3/20/08	*				6,700	13,400	20,100		39,530
	3/20/08	**				6,700	13,400	20,100		39,396
	3/20/08								26,800	78,792
	N/A		8,000	136,000	200,000

Peter F. Fox	3/20/08	*				11,375	22,750	34,125		67,113
	3/20/08	**				11,375	22,750	34,125		66,885
	3/20/08								45,500	133,770
	N/A		12,720	190,800	318,000

(1)

The amounts shown reflect the threshold, target and maximum payment levels under the Company’s Executive Incentive Compensation Plan. The Plan is described in further detail above under the heading “Short-Term Incentive Compensation.” There is no grant date for awards made under the Plan. The awards were made on March 14, 2009 and are disclosed above under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)

The amounts shown reflect the threshold, target and maximum number of shares of Company stock that can be awarded to each of the named executive officers with respect to the grant of stock performance units and return-on-equity units made under the Company’s 2005 Long-Term Incentive Plan. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The stock performance awards are identified with an “*” and the return-on-equity units are identified with an “**”.

(3)

The amounts shown reflect the number of shares of restricted stock that were awarded to each of the named executive officers under the Company’s 2005 Long-Term Incentive Plan. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(4)

The amounts shown are being reported in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note O to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2009.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2008.

	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name		Restricted Stock	Return on Equity Units	Stock Performance Units	Restricted Stock	Return on Equity Units	Stock Performance Units
Joseph C. Hete	02/26/07	35,500	8,875	8,875	6,390	1,598	1,598
	03/20/08	94,400	23,600	23,600	16,992	4,248	4,248

Quint O. Turner	02/26/07	12,400	3,100	3,100	2,232	558	558
	03/20/08	36,100	9,025	9,025	6,498	1,625	1,625

John W. Graber	02/26/07	—	—	—	—	—	—
	03/20/08	47,900	11,975	11,975	8,622	2,156	2,156

W. Joseph Payne	02/26/07	5,800	1,450	1,450	1,044	261	261
	03/20/08	26,800	6,700	6,700	4,824	1,206	1,206

Peter F. Fox	02/26/07	—	—	—	—	—	—
	03/20/08	45,500	11,375	11,375	8,190	2,048	2,048

(1)

The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal years 2007 and 2008 under the Company’s 2005 Long-Term Incentive Plan. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The grants made in fiscal years 2007 and 2008 will vest on December 31, 2009, and December 31, 2010, respectively.

(2)

The amounts in this column were calculated using a per share value of $0.18, the closing market price of our common stock on December 31, 2008, the last business day of the year. In addition, the amounts in this column assume that both the stock performance and return-on-equity units granted in fiscal years 2007 and 2008 will be paid out at the threshold level, based on the Company’s performance under the respective awards as of December 31, 2008.

Vested Equity Awards at Fiscal Year-End Table

The following table sets forth information about equity awards held by the named executive officers that vested on December 31, 2008.

	Number of Shares Acquired on Vesting (#)(1)			Value Realized on Vesting ($)(2)
	Restricted Stock	Return on Equity Units	Stock Performance Units	Restricted Stock	Return on Equity Units	Stock Performance Units
Joseph C. Hete	41,900	18,436	—	$7,542	$7,006	$—
Quint O. Turner	14,700	6,468	—	2,646	2,458	—
John W. Graber	—	—	—	—	—	—
W. Joseph Payne	6,900	3,036	—	1,242	1,154	—
Peter F. Fox	—	—	—	—	—	—

(1)

The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal year 2006 that vested on December 31, 2008, under the Company’s 2005 Long-Term Incentive Plan. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(2)

The amounts shown were calculated using a per share value of $0.18 for the restricted stock, which was the closing market price of our common stock on December 31, 2008, and a per share value of $0.38 for the performance-based stock units, which was the closing market price of our common stock on March 18, 2009.

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan and the Supplemental Executive Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Joseph C. Hete	Retirement Income Plan	28.3	411,306
	Supplemental Executive Retirement Plan	25.0	2,371,891

Quint O. Turner	Retirement Income Plan	20.6	243,144
	Supplemental Executive Retirement Plan	20.6	250,043

John W. Graber(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	1.5	—

W. Joseph Payne	Retirement Income Plan	13.7	161,880
	Supplemental Executive Retirement Plan	13.7	—

Peter F. Fox(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—

(1)	The Retirement Income Plan (“RIP”) and Supplemental Executive Retirement Plan (“SERP”) are described in further detail above under the heading, “Retirement Plans.”
(2)

The valuation method and assumptions used to calculate the amounts shown are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2009, and are based on the SERP in effect as of December 31, 2008.

(3)	Neither Mr. Graber nor Mr. Fox participate in the RIP, and Mr. Fox does not participate in the SERP.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination

CHI and some of its subsidiaries entered into employment agreements with certain of their executive officers, including one named executive officer, the Chief Commercial Officer of ATSG, in conjunction with ATSG’s acquisition of CHI at the end of 2007. The agreements provide that the executive officers’ salaries may be increased, but not decreased. In addition, the executive officer is entitled to participate in long-term incentive compensation plans comparable to those made available by ATSG to its senior corporate officers and in all employee benefit plans and programs made available to the senior corporate officers of ATSG and CHI, excluding any 401(k) or pension plan of ATSG. The executive officer may continue his participation in any 401(k) or pension plan of CHI, and if CHI does not maintain such a plan or plans, CHI or ATSG shall establish an alternative plan in which the executive officer may participate.

The agreements commenced on December 31, 2007 and are for an initial term of two years. After the initial term, the agreements will automatically renew for additional periods of one year each, unless a prior written notice of non-renewal is given at least 90 days prior to the end of the term.

The company may terminate the employment agreements at any time for cause (as defined therein), upon the executive officer’s death or long-term disability (as defined) or for any other reason in the company’s discretion. The executive officer may terminate his employment at any time upon (i) a material breach of the company’s obligations under the employment agreement, (ii) assignment of duties to the executive that are inconsistent with his position, (iii) a material reduction in his base salary or incentive compensation opportunity, (iv) a required relocation of more than 50 miles, (v) the failure of a successor to the company to assume the company’s obligations under the employment agreement or (vi) any other reason in the executive officer’s sole discretion.

In the event of termination by the company without cause and not upon the executive officer’s death or long-term disability or upon a termination by the executive officer for any other reasons set forth in (i) through (v) in the immediately preceding paragraph, the executive officer will be entitled to receive his salary and incentive compensation for the greater of one year or the remaining term of the employment agreement, and during such period the executive officer will be entitled to continue his participation in the company’s health, insurance and other welfare plans. In addition, all unvested equity-based compensation will vest in accordance with the terms of the applicable plan. Payments to the executive officer may be delayed for a period of six months to comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

In the event of a voluntary termination by the executive officer, termination by the company for cause or the executive officer’s death or disability, all compensation and benefits will cease as of the date of termination, and the executive officer shall only be entitled to salary through the date of termination and other benefits available to the company’s departing employees generally (such as unused personal, sick and vacation days and vested incentive compensation), but he will not be entitled to unpaid and unvested bonus or incentive payments.

In the employment agreement, the executive officers agreed to maintain the confidentiality of the company’s information. They further agreed that they would not, directly or indirectly, (i) compete with the company and its affiliates during the term of their employment and for a period of one year (two years in the case of the former President of CHI) after termination of their employment, (ii) induce any employee of CHI or its affiliates to leave his or her employment, interfere with the employment relationship between CHI or its affiliates and such employee or employ or otherwise engage any such employee, or (iii)  induce any supplier, customer, licensee of other person to cease doing business with CHI or its affiliates.

Payments Made Upon Retirement

Certain executive officers of ATSG and ABX Air, including certain of the named executive officers, participated in the Company’s Retirement Income Plan and Supplemental Executive Retirement Plan in 2008. These plans are discussed above under the heading “Retirement Plans” and the present value of accumulated benefits payable to each of the named executive officers under these plans is described above under the heading “Pension Benefits Table.”

In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the executive. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the executive at the end of the performance period.

Payments Made Upon Disability

Under the terms of ATSG and ABX Air’s short-term disability plan, an executive officer would be entitled to receive 50% of his annual base salary (up to a maximum of $1,000 per week) for a six-month period beginning fifteen days from the date he first became disabled. Under the terms of ATI’s, CCIA’s, CAM’s and LGSTX’s short-term disability plans, an executive officer would be entitled to receive 60% of his annual base salary (up to a maximum of $1,385 per week) for a six-month period beginning 32 days from the date he first became disabled. In the event an executive officer continued to be disabled for a period longer than six months, he would be entitled to participate under the company’s long-term disability plan. Under ATSG’s and ABX Air’s long-term disability plan, the executive would be entitled to receive 66 2/3% of his annual base salary (up to a maximum of $15,000 per month) during the period of disability. Under the terms of ATI’s, CCIA’s, CAM’s and LGSTX’s long-term disability plan, the executive would be entitled to receive 60% of his annual base salary (up to a maximum of $6,000 per month) during the period of disability. The payments would continue until the executive officer died, ceased to have a disability or reached his normal retirement age for purposes of receiving Social Security benefits. The definition of disability is the same as that used for the disability plans covering all full-time non-union employees of such companies. Namely, the executive must be unable to perform the material and substantial duties of his occupation. Further, after 24 months, the executive must be unable to perform the duties of any gainful occupation for which he is reasonably fitted by education, training or experience. The disability benefits would be reduced by any benefits payable under the company’s pension plans, social security, workers compensation or via subrogation against a third party.

In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the executive. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the executive at the end of the performance period.

Payments Made Upon Death

In the event of the death of an executive officer of ATSG or ABX Air, his surviving spouse would receive those amounts that have accrued and vested under the RIP and SERP in the form of a 50% joint and survivor benefit and his beneficiaries would receive those amounts that have accrued and vested under the PSP, both of which benefit plans are discussed above in this proxy statement, including under the headings “Summary Compensation Table” and “Pension Benefits.” In addition, the executive officer’s beneficiaries would receive life insurance proceeds in the amount of 2 1/2 times his annual base salary, rounded up to the next $10,000, up to a maximum of $1.5 million. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional 2 1/2 times the executive’s annual base salary, rounded up to the next $10,000, up to a maximum of $1.5 million over and above the life insurance benefit. Further, in the event the cause of death was attributable to an accident while traveling on company business, the beneficiaries would receive an additional 2 times annual base salary, rounded up to the next $1,000, up to a maximum of $500,000 over and above the life insurance benefit and accidental death benefit. In the event of the death of the death of an executive officer of ATI, CCIA, CAM or LGSTX, the executive officer’s beneficiaries would receive life insurance proceeds in the amount of 2 times his annual base salary, rounded up to the next $10,000, up to a maximum of $1 million. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional $100,000 over and above the life insurance benefit.

In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the executive’s beneficiaries. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the executive’s beneficiaries at the end of the performance period.

Payments Upon Change In Control

The Company has entered into change-in-control agreements with certain of its executive officers, including certain of its named executive officers, as described below under the heading “Potential Payments Upon Termination or Change in Control Table.” The agreements provide that, in the event of a change in control of the Company or the subsidiary that employs the executive, the executive will have the right to remain employed, at not less than his respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter.

A change in control is generally defined in the agreements as (i) the direct or indirect acquisition by any person of a greater than fifty percent (50%) ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (ii) the direct or indirect acquisition by any person, within any twelve (12) month period, of a thirty percent (30%) or more ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (iii) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iv) the acquisition by any person, within any twelve (12) month period, of assets from the Company or the subsidiary of the Company that employs the executive that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company or the subsidiary, as applicable.

The agreements generally provide that, if an executive is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the executive, in addition to all accrued compensation, the equivalent of two years’ (three years’ in the case of the President and Chief Executive Officer) salary and bonus. In addition, the executive is entitled to the continuation of his group health insurance coverage and certain other benefits for the remainder of the term of the agreement, reimbursement for outplacement services and increased benefits under his employer’s supplemental executive retirement plan. The Company or subsidiary that employs the executive is required to provide the same additional compensation and benefits described above in the event an executive officer resigns due to a material reduction, by his employer, in his salary, authority, duties or responsibilities or a material change in the geographic location of his employment.

In the event of a change in control, the restrictions on any shares of restricted stock will lapse and the stock will be distributed. In addition, the performance objectives imposed on any performance-based stock units will be deemed to have been met at the threshold level or any higher level actually achieved as of the date of the change in control (“Accelerated Units”) and the executive will receive cash or stock (depending on the nature of the change in control) as if the performance period ended on the date of the change in control. The amount awarded with respect to performance-based stock units will be determined by multiplying the Accelerated Units by the number of whole months between the beginning of the performance period and the date of the change in control divided by the number of whole months in the performance period.

Potential Payments Upon Termination or Change in Control Table

The table below shows potential payments to the named executive officers upon retirement, disability, death or termination upon a change in control of the Company and under the terms of an employment agreement with the Company. The amounts shown assume that a termination was effective as of December 31, 2008 and are estimates of the amounts that would be paid to the executives upon their termination in addition to the base salary and bonus earned by the executives during 2008 and any applicable pension amounts payable to the executive officers described above under the headings “Pension Benefits” and “Pension Benefits Table.” The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

Name	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason Under an Employment Agreement or After a Change in Control ($)
Joseph C. Hete	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,200,000	—
	Restricted Stock(3)	—	23,382	23,382	23,382
	Performance-Based Stock Units(4)	—	4,110	4,110	4,110
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	5,322,175
	Health Care Continuation Coverage(6)	—	—	—	70,552

Quint O. Turner	Long-Term Disability Payments(1)	—	173,333	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	650,000	—
	Restricted Stock(3)	—	8,730	8,730	8,730
	Performance-Based Stock Units(4)	—	1,442	1,442	1,442
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,467,687
	Health Care Continuation Coverage(6)	—	—	—	70,552

John W. Graber	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	850,000	—
	Restricted Stock(3)	—	8,622	8,622	8,622
	Performance-Based Stock Units(4)	—	—	—	—
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,253,564
	Health Care Continuation Coverage(6)	—	—	—	70,552

W. Joseph Payne	Long-Term Disability Payments(1)	—	133,333	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	500,000	—
	Restricted Stock(3)	—	5,868	5,868	5,868
	Performance-Based Stock Units(4)	—	677	677	677
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	905,680
	Health Care Continuation Coverage(6)	—	—	—	70,552

Peter F. Fox	Long-Term Disability Payments(1)	—	72,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	640,000	—
	Restricted Stock(3)	8,190	8,190	8,190	8,190
	Performance-Based Stock Units(4)	—	—	—	—
	Severance Pay under Employment Agreement(5)	—	—	—	572,400
	Health Care Continuation Coverage(6)	—	—	—	—

(1)

This amount represents the value of long-term disability payments for one year. However, the executive officer would receive short-term disability benefits for the first six months of any disability, which in the case of Messrs. Hete, Turner, Graber and Payne would constitute 50% of their base salary (up to a maximum of $1,000 per week) and, in the case of Mr. Fox, would constitute 60% of his base salary (up to a maximum of $1,385 per week).

(2)

This amount assumes the cause of death was not attributable to an accident. The following amounts would be paid to the executive officers’ beneficiaries in the event the cause of death was attributable to an accident: Hete ($2,400,000), Turner ($1,300,000), Graber ($1,700,000), Payne ($1,000,000) and Fox ($740,000). Further, the following amounts would be paid to the executive officers’ beneficiaries in the event the cause of death was attributable to an accident while traveling on business: Hete ($2,900,000), Turner ($1,800,000), Graber ($2,200,000), Payne ($1,400,000) and Fox ($740,000).

(3)

The amounts in this column were calculated using a per share value of $0.18, the closing market price of our common stock on December 31, 2008, the last business day of the year. Only Mr. Fox was eligible for early retirement as of December 31, 2008.

(4)

The amounts in this column were calculated using a per share value of $0.18, the closing market price of our common stock on December 31, 2008, the last business day of the year. In addition, the stock performance units were valued at the threshold amount and the return-on-equity units were valued at the target amount for the performance-based stock units awarded in 2006 and at the threshold amount for both the stock performance units and return-on-equity units awarded in 2007 and 2008. Only Mr. Fox was eligible for early retirement as of December 31, 2008.

(5)

This amount constitutes, in the case of Messrs. Hete, Turner, Graber and Payne, the equivalent of two years’ (three years’ in the case of Mr. Hete) salary and bonus as well as the cash value of the retirement benefits that the executive would have received under the terms of their respective change-in-control agreements with the Company. In the case of Mr. Fox, this amount constitutes the equivalent of one year’s base salary and bonus at the target amount in the event he was terminated by the Company without cause or he terminated his employment for good reason under the terms on an employment agreement with the Company.

(6)

This amount reflects the value of COBRA continuation coverage for the 4-year term of the change-in-control agreement and is merely intended as an estimate. Under the change-in-control agreement, the Company will pay the executive officer’s health insurance premiums, provided that the executive has elected COBRA continuation coverage, for the remaining term of the agreement, and at the end of such continuation coverage period shall arrange for the executive to receive health benefits substantially similar to those which the executive was receiving immediately prior to the termination of the coverage period.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of the members of the Compensation Committee are officers or employees, or former officers or employees, of the Company or any of its subsidiaries.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company, by the Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers of the Company and its subsidiaries (the “named executive officers”) at March 23, 2009 and by all directors and executive officers as a group:

Name	Common Stock of the Company Beneficially Owned(1)	Percentage of Common Stock Outstanding(2)
Directors(3)
James E. Bushman	86,500	*
James H. Carey	60,913	*
Jeffrey A. Dominick	—	*
John D. Geary	13,000	*
Randy D. Rademacher	20,000	*
J. Christopher Teets(4)	—	*
Jeffrey J. Vorholt	65,000	*

Named Executive Officers(5)
Joseph C. Hete, President and Chief Executive Officer(6)	505,186	*
Quint O. Turner, Chief Financial Officer	137,629	*
John W. Graber, President, ABX Air, Inc.	234,400	*
W. Joseph Payne, Senior Vice President, Corporate General Counsel & Secretary	51,082	*
Peter F. Fox, Chief Commercial Officer(7)	240,628	*
All Directors and Executive Officers as a Group (12 Persons)	1,414,338	2.2%

*	Less than 1% of common stock outstanding.
(1)	Except as otherwise noted, none of the individuals shares with another person either voting or investment power as to the shares reported.
(2)	Based on 63,238,512 shares outstanding (which includes 608,000 shares of restricted stock).
(3)

The stock ownership information for the directors does not include restricted stock units held by the following directors in the following amounts: Messrs. Bushman (32,000), Carey (32,000), Dominick (13,600), Geary (32,000), Rademacher (19,600) and Vorholt (32,000).

(4)

The information for Mr. Teets does not include shares held by Red Mountain (as defined in footnote 2 on page 4 of this Proxy Statement). Mr. Teets, a partner of Red Mountain, disclaims beneficial ownership of the shares of the Company owned by Red Mountain.

(5)

These amounts include the restricted shares held by Messrs. Hete (129,900), Turner (48,500), Graber (47,900), Payne (32,600) and Fox (45,500), as to which the holder has sole voting and investment power.

(6)	Mr. Hete also serves as a director.
(7)	This includes 97,564 shares of stock that are indirectly owned by Mr. Fox through Minnesota Fox II, LLC.

PROPOSAL 2

BOARD OF DIRECTORS PROPOSAL

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

Under Delaware law, the Board of Directors must adopt any amendment to the Company’s Certificate of Incorporation and submit the amendment to the stockholders for their approval. The Board of Directors has unanimously adopted, and is asking the stockholders to approve, an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding stock. The specific ratio for the split will range from 1-for-2 to 1-for-5, as selected by the Board of Directors following stockholder approval of the reverse stock split. If this proposal is approved, the Board of Directors may, in its discretion, implement a reverse stock split using any one of the ratios included in this proposal, while abandoning the other ratios. The Board of Directors may also determine in its discretion not to proceed with the reverse stock split. The affirmative vote of a majority of the Company’s outstanding shares is required to approve the reverse stock split.

The form of the proposed amendment to the Company’s Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex A. The amendment will permit the Board of Directors, after stockholder approval, to select one of the approved ratios and effect the reverse stock split. The Board of Directors, in its discretion, may choose any one (but not more than one) of the four reverse split ratios, or choose none of them if the Board of Directors determines in its discretion not to proceed with the reverse stock split. The Company believes that the availability of the four alternative reverse split ratios will provide the Board of Directors with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining which, if any, of the four alternative reverse stock split ratios to implement, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the common stock;

•	the then prevailing trading price and trading volume of the common stock and the anticipated impact of the reverse stock split on the trading market for the common stock;

•	our ability to continue our listing on NASDAQ;

•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

At the close of business on March 17, 2009, we had 63,238,512 shares of common stock issued and outstanding. For example, based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split at a ratio of 1-for-3, without giving effect to the treatment of fractional shares, the Company would have approximately 21,079,504 shares outstanding. The actual number of shares outstanding after the reverse stock split will depend on the reverse split ratio, if any, that is ultimately selected by the Board of Directors and the effect of cashing out fractional shares in connection with the reverse stock split. The Company does not expect the reverse stock split itself to have any economic effect on the stockholders, debt holders or holders of restricted stock, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

The Board of Directors authorized the reverse stock split with the primary intent of increasing the price per share of the Company’s common stock. The Company’s common stock is publicly traded and listed on the NASDAQ under the symbol “ATSG.” NASDAQ has minimum price requirements for remaining listed and if the

Company’s stock price remains less than $1.00 per share it could be delisted. Although NASDAQ has temporarily suspended this requirement, once it is reinstated the Company’s common stock could be in danger of being delisted. The Board of Directors believes that, in addition to increasing the price of the common stock, the reverse stock split would also reduce certain of the Company’s costs, such as NASDAQ listing fees, improve the perception of the common stock as investment securities, and make the common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, the Board of Directors believes that giving the Board the authority to effect the reverse stock split is in the best interests of the Company and its stockholders.

In addition to bringing the price of the common stock back above $1.00, the Company also believes that the reverse stock split will make the common stock more attractive to a broader range of institutional and other investors. Brokerage firms may be reluctant to recommend lower priced stocks and the costs of processing trades in lower priced stocks may be economically unattractive. Many institutional investors and investment funds have policies or practices limiting or prohibiting holding lower priced stocks in their portfolios, which reduces the number of potential purchasers of Company shares. Additionally, individual shareholders may find lower priced stocks unfavorable because brokers’ commissions generally represent a higher percentage of the stock price than commissions on higher-priced stocks, resulting in transaction costs representing a higher percentage of their total share value. Also, many analysts do not monitor trading activity of, or provide other coverage for, lower priced stocks.

Reducing the number of outstanding shares of the common stock through the reverse stock split is intended to increase the per share market price of the common stock. However, other factors, such as our financial results, market conditions, the overall economy, and the market perception of our business may adversely affect the market price of the common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of the common stock will increase following the reverse stock split or that the market price of the common stock will not decrease in the future. Also, some investors may view the reverse stock split negatively since it reduces the number of shares of the Company’s common stock available in the public market and could limit the volume of trading in our shares.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of the Company’s common stock based on the reverse stock split ratio selected by the Board of Directors. The Company’s common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company’s common stock under the Exchange Act or the listing of the Company’s common stock on the NASDAQ. Following the reverse stock split, the Company’s common stock will continue to be listed on the NASDAQ under the symbol “ATSG,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of the Company’s common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of the common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by our stockholders and implemented by the Board of Directors, would become effective upon the effectiveness of a Certificate of Amendment to our Certificate of Incorporation, as amended, filed with the Delaware Secretary of State (the “Effective Time”). The exact timing will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to the Effective Time, the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interests or the best interests of our stockholders to proceed with the reverse stock split.

Effect on the Company’s Amended and Restated 2005 Long-Term Incentive Plan

As of March 18, 2009, the Company had approximately 1,944,564 shares subject to outstanding awards under the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”). Under the 2005 Plan, the Compensation Committee of the Board of Directors will determine the appropriate adjustment to the awards granted under the 2005 Plan in the event of a stock split. Should the reverse stock split be effected, the Compensation Committee of the Board of Directors will approve proportionate adjustments to outstanding awards and shares available for issuance under the 2005 Plan (subject to the stockholder approval of an increase in shares available under the 2005 Plan as discussed in Proposal 3 in this Proxy Statement).

Accordingly, if the reverse stock split is approved by our stockholders, at the Effective Time the number of all outstanding equity awards, the number of shares available for issuance (subject to the stockholder approval of an increase in shares available under the 2005 Plan as discussed in Proposal 3 in this Proxy Statement) and outstanding awards under the 2005 Plan will be proportionately adjusted using the split ratio selected by the Board of Directors (subject to the treatment of fractional shares). The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to the 2005 Plan. For example, if a 1-for-3 reverse stock split is effected, the 747,603 shares that remain available for issuance under the 2005 Plan as of March 18, 2009, would be adjusted to 249,201 shares, subject to an increase in available shares if Proposal 3 in this Proxy Statement is approved by the stockholders and subject to increase as and when awards made under the 2005 Plan expire or are forfeited.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 95,000,000 shares, consisting of 75,000,000 shares of common stock, of which 63,238,512 shares were issued and outstanding as of March 17, 2009, and 20,000,000 shares of preferred stock, of which 75,000 shares are Series A Junior Participating Preferred Stock. No shares of preferred stock were issued and outstanding as of March 17, 2009. The reverse stock split will not alter in any way the number of authorized shares of common stock. The Company is not seeking a reduction in its authorized shares and the number of authorized shares will not be proportionately reduced in the reverse stock split. By reducing the number of the Company’s issued and outstanding shares, the reverse stock split would have the effect of creating additional authorized and unissued shares of common stock. By way of example, if there were 60,000,000 shares of common stock outstanding and 15,000,000 available authorized but unissued shares before a 1-for-3 reverse stock split, after the reverse stock split there would be 20,000,000 outstanding shares and 55,000,000 authorized but unissued shares of common stock. The Company has no current plans to issue any of the additional authorized shares resulting from the reverse stock split. However, the additional authorized shares could be issued by the Company without a vote of the stockholders. To the extent that additional shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and could be dilutive to the voting rights of existing stockholders. Further, the Company has not proposed the reverse stock split with the intention of using the resulting authorized and unissued shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile attempt or delay or prevent changes in control or management of the Company.

Effect on Rights Agreement

Pursuant to the Preferred Stock Rights Agreement dated as of December 31, 2007, between the Company and National City Bank, as rights agent (the “Stockholder Rights Plan”), each outstanding share of the Company’s common stock is coupled with a right. Each right entitles the holder to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at shareholder meetings. The description and terms of the rights are set forth in the Stockholder Rights Plan. After the reverse stock split, each outstanding share of Company common stock will continue to have only one right attached to it pursuant to the Stockholder Rights Plan, although the exercise price for each right will be increased in accordance with the split ratio ultimately selected by the Board of Directors.

Effect on Par Value

The proposed amendments to the Company’s Certificate of Incorporation will not affect the par value of the Company’s common stock, which will remain at $0.01 per share.

Reduction In Stated Capital

As a result of the reverse stock split, at the Effective Time, the stated capital on the Company’s balance sheet attributable to common stock, which consists of the par value per share of the Company’s common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, the additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Company’s common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares

After the reverse stock split, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by the Company’s transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Exchange of Stock Certificates

If the reverse stock split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old certificate(s) for new certificate(s) representing the appropriate number of shares resulting from the reverse stock split. Stockholders of record at the effective time of the reverse stock split will receive a transmittal letter and instructions from the Company’s transfer agent on how to exchange their certificates. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange.

STOCKHOLDERS SHOULD NOT SEND IN OLD CERTIFICATES NOW OR DESTROY OLD CERTIFICATES. THEY SHOULD SEND THEM ONLY AFTER THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any old certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver a new certificate registered in the name of the stockholder.

Until surrendered as contemplated herein, a stockholder’s old certificate(s) will be deemed at and after the Effective Time to represent the number of full shares of the Company’s common stock resulting from the reverse stock split and any payment due in lieu of the issuance of a fractional share. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any stockholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes will be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934. The reverse stock split is not being undertaken in response to an effort by any person to accumulate shares of common stock.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the reverse stock split and will not issue certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares. Payment for fractional shares will be made by our transfer agent, upon its receipt of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s). The amount of the payment will be equal to (i) the closing sale price of the Company’s common stock on the NASDAQ Global Select Market on the business day immediately preceding the Effective Time, multiplied by (ii) the number of shares of Common Stock that would have been exchanged for the fractional interest. The ownership of a fractional share will not give the holder any voting, dividend or other rights, except to receive the cash payment.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this proposal, and the Company will not independently provide its stockholders with any such rights.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

The Board of Directors reserves the right to not file the Certificate of Amendment and to abandon any or all reverse stock split ratios without further action by our stockholders at any time before the Effective Time, even if the reverse stock split has been approved by the stockholders. By voting in favor of a reverse stock split, you are expressly also authorizing the Board of Directors to delay or abandon these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

Vote Required to Approve the Reverse Stock Split

The affirmative vote of a majority of the Company’s outstanding shares is required to approve the reverse stock split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to holders of the common stock that hold such stock as a capital asset for federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) broker-dealers; (v) regulated investment companies or real estate investment trusts; (vi) pass-through entities and investors in those entities; (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) stockholders whose “functional currency” is not the U.S. dollar; (ix) persons holding the common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired shares of the common stock pursuant to the exercise of compensatory stock options or otherwise in connection with employment or other performance of services; (xi) U.S. expatriates; (xii) retirement plans; or (xiii) foreign persons. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. In addition, this description does not address the tax consequences to a holder of common stock who holds the common stock other than as a capital asset for federal income tax purposes.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (IRS) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

The reverse stock split should constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. As a result, a stockholder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of the common stock, as discussed below. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the common stock), and such stockholder’s holding period of the shares of the common stock received should include the holding period of the shares of the common stock surrendered. A stockholder who receives cash in lieu of a fractional share of the common stock should generally be treated as having exchanged a fractional share interest for cash in a redemption by us. The amount of any gain or loss should be equal to the difference between the portion of the tax basis of the shares of the common stock surrendered allocated to the fractional share and the cash received.

The Company itself should not realize any taxable gain or loss as a result of the reverse stock split.

The discussion of federal income taxes is included in this Proxy Statement for general information only. Each stockholder should consult his, her or its own tax advisor regarding the specific tax consequences to the stockholder of the reverse stock split, including the application and effect of state, local, and foreign income and other tax laws.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO THE COMPANY’S BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A SPECIFIC RATIO RANGING FROM 1-FOR-2 TO 1-FOR-5, AS SELECTED BY THE COMPANY’S BOARD OF DIRECTORS.

PROPOSAL 3

BOARD OF DIRECTORS PROPOSAL

ADOPTION OF AMENDMENTS TO THE

AIR TRANSPORT SERVICES GROUP, INC. AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

General

At the Company’s 2005 annual meeting, the stockholders initially approved the ABX Air, Inc. 2005 Long-Term Incentive Plan, which was amended and restated by the Company’s Compensation Committee in 2008 as the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”). The 2005 Plan was amended and restated effective as of December 31, 2008, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The 2005 Plan is the Company’s only plan for providing stock-based compensation to its officers, directors and other employees.

The 2005 Plan originally authorized the issuance of 3,000,000 shares of common stock pursuant to awards made under the 2005 Plan. As of March 18, 2009, 747,603 shares remained available for awards under the 2005 Plan.

Proposed Amendment to the 2005 Plan

The Board of Directors has adopted, and is asking the stockholders to approve, an amendment to the 2005 Plan to increase the number of shares available for issuance under the 2005 Plan from 3,000,000 to 6,000,000. The Board of Directors approved the amendment because there are only 747,603 authorized shares remaining for issuance under the 2005 Plan, and the increase is necessary to continue the operation of the 2005 Plan. Because the 2005 Plan is the Company’s only equity compensation plan, unless the number of available shares is increased, the Board of Directors will lose the ability to make equity awards to the Company’s officers, directors and employees. The Board of Directors believes that retaining this ability is important to permit the Company to effectively use equity compensation to attract, retain and motivate its executives, directors and employees, and remain competitive, and to enable the Board of Directors to continue to use long-term equity awards as an element of the Company’s compensation.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy is required to approve the increase in authorized shares under the 2005 Plan.

Effect of Proposed Reverse Stock Split on the Amendment to the 2005 Plan

Any increase in the authorized shares, however, will be adjusted in the event that the stockholders approve, and the Board of Directors effects, the reverse stock split discussed in Proposal 2. Any adjustment in the number of shares available will be proportionate to the ratio of the reverse stock split implemented by the Board of Directors. For example, if the reverse split is approved and implemented at a 1-for-3 ratio, and the stockholders approve the proposed increase in authorized shares under the 2005 Plan, the increase in authorized shares under the 2005 Plan after adjustment would be approximately 1,000,000. The actual amount of the increase after adjustment will depend on the reverse stock split ratio ultimately chosen by the Board of Directors.

Summary of the 2005 Plan

The principal features of the 2005 Plan are summarized below. The following summary is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached as Annex B to this Proxy Statement.

Plan Administration. The Compensation Committee administers all aspects of the 2005 Plan, except for awards made to non-employee directors. The amount and terms of all equity awards to non-employee directors will be determined by the full Board of Directors. When the term “Committee” is used in this discussion of the 2005 Plan in reference to grants to non-employee directors, it refers to the full Board of Directors.

The Compensation Committee is comprised of at least three directors, each of whom must qualify as a non-employee director, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “outside director” within the meaning of Section 162(m) of the Tax Code.

The Committee has the authority to, among other things:

•	Construe and interpret the 2005 Plan

•	Adopt rules and regulations relating to the administration of the 2005 Plan

•	Decide which employees and non-employee directors will be granted awards

•	Identify the awards to be granted to each participant

•	Specify the terms and conditions of each award, including the procedures for exercising an award, and

•	Administer any performance-based awards, including certifying that applicable performance objectives have been met

So long as permitted by law, the Committee may delegate to any individual (including employees) or entity that it deems appropriate any of its duties and authority (other than the discretionary aspects of the items just described).

Eligibility for Awards. The 2005 Plan permits the Committee to grant awards to any employee or non-employee director of the Company or any of its subsidiaries, although it is anticipated that only senior management and non-employee directors will be considered for awards. There are approximately 25 members of senior management of the Company and its subsidiaries who would be eligible for an award under the 2005 Plan and a total of 7 non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee.

Awards. The 2005 Plan provides for the grant of nonqualified stock options, incentive stock options that qualify under Section 422 of the Tax Code, stock appreciation rights, restricted stock, restricted stock units, stock grants and stock units, each as defined in the 2005 Plan. Grants of restricted stock, restricted stock units and stock units may, as determined by the Committee, also be performance-based awards, as defined in the 2005 Plan.

Authorized Shares and Limitations on Grants. The 2005 Plan currently authorizes the issuance of 3,000,000 shares of the Company’s common stock. However, in the proposed amendment, the Board of Directors is asking the stockholders to approve an increase in the authorized shares from 3,000,000 to 6,000,000, subject to adjustment for the reverse stock split as discussed below.

If shares subject to an award granted under the 2005 Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants.

The maximum number of shares with respect to which awards may be issued under the 2005 Plan to any individual during any calendar year cannot exceed 150,000. The maximum number of shares will be adjusted in the event that stockholders approve, and the Board of Directors effects the reverse stock split discussed in Proposal 2. Any adjustment in the maximum number of shares will be proportional to the ratio of the reverse stock split implemented by the Board of Directors.

The shares of common stock issued pursuant to the 2005 Plan may consist of authorized and unissued shares or treasury shares.

Adjustments. If there is a corporate transaction that affects the Company’s outstanding shares of common stock, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the 2005 Plan and to the individual limitations described in this discussion. The Committee will also make adjustments to outstanding awards previously granted under the 2005 Plan as it deems necessary or appropriate. Any such decision by the Committee will be final and binding on all participants.

For example, in the event that both the increase in authorized shares under the 2005 Plan and the reverse stock split in Proposal 2 are approved by the stockholders, the Committee will adjust the amount of shares of common stock authorized for issuance under the 2005 Plan, as increased by the amendment, to reflect the impact of the reverse stock split. The Committee will also adjust amounts and execution prices of outstanding awards, subject to the requirements of Section 409A of the Tax Code, to the extent applicable, to reflect the reverse stock split.

Options. Options to purchase shares of common stock may be granted alone or in tandem with stock appreciation rights. An option may be granted in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may only be granted to employees of the Company or a subsidiary corporation of the Company and may not be issued to non-employee directors.

The price at which a share of common stock may be purchased under an option (the exercise price) will be determined by the Committee (the full Board in the case of an option granted to a non-employee director), but may not be less than the fair market value (as defined in the 2005 Plan) of a share of common stock on the date the option is granted (subject to later adjustment as described above under the heading “Adjustments”). The exercise price of an incentive stock option granted to a participant who owns (as defined in the Tax Code) stock of the Company possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a “10% holder”), determined under rules issued by the Internal Revenue Service, may not be less than 110 percent of the fair market value of a share of common stock on the date the option is granted.

The Committee may establish the term of each option, but no option may be exercised after 10 years from the grant date. In the case of incentive stock options granted to a 10% holder, no incentive stock option may be exercised after five years from the grant date.

The number of incentive stock options that become exercisable for the first time in any year under all option plans of the Company and all subsidiary corporations cannot relate to shares of common stock having a fair market value (determined on the date of grant) of more than $100,000 per participant.

The Committee may develop procedures for exercise of options, including tendering shares the participant already has owned for at least six months as partial or full payment of the exercise price.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted either alone or with options. The exercise price of an SAR must be equal to or greater than the fair market value of the common stock on the date of grant (subject to later adjustment as described above under the heading “Adjustments”). A participant exercising an SAR receives an amount, payable in cash, shares or a combination of cash and shares as determined by the Committee, equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised.

The 2005 Plan provides that SARs may be granted as freestanding awards or in tandem with an option. Tandem SARs are exercisable by surrendering the right to exercise the equivalent portion of the related option. A tandem SAR is exercisable only with respect to shares of common stock for which the related option is exercisable, and expires when the related option expires or is exercised.

Restricted Stock. Restricted stock may be issued to participants as determined by the Committee. Restricted stock consists of shares of common stock that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met. Restricted stock may not be sold or otherwise transferred or hypothecated until the end of the transfer restriction period established by the Committee. During the restriction period and at the discretion of the Committee, restricted stock granted to employees will be held by the Company as escrow agent or be issued to the participant in the form of certificates bearing a legend describing the applicable restrictions. All restricted stock granted to non-employee directors will be held in escrow during the restricted period. Restricted stock will vest, with the associated restrictions on lapsing, if during the restriction period, time-based or performance-based conditions are met. Restricted stock granted to non-employee directors will be released from escrow and distributed as soon as practical after a director’s retirement from the Board of Directors, if all conditions have then been met.

Restricted stock will be forfeited (or if restricted stock was issued for a cash payment, those shares will be resold to the Company for the amount originally paid), if all restrictions have not been met. If restricted stock is held in escrow, it will not be released until all restrictions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2005 Plan for future awards.

Unless the Committee determines otherwise, a participant who has been granted restricted stock will have the right to vote such shares during the restriction period and will be entitled to receive all dividends paid with respect to the restricted stock, provided that dividends paid in shares of common stock will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were issued.

Restricted Stock Units. Restricted stock units may be issued to participants as determined by the Committee. Restricted stock units consist of notional shares of the Company that are issued to participants but which are subject to restrictions on transfer and the risk of forfeiture if conditions are not met during the restriction period. Restricted stock units may not be sold or otherwise transferred or hypothecated until the end of the restriction period established by the Committee. During the restriction period, participants are not entitled to receive dividends or to exercise voting rights in connection with the restricted stock units.

As soon as practical, but no later than 90 days, after all restrictions have then been met, in the case of employees, or after retirement from the Board, in the case of non-employee directors, the restricted stock units will be settled in shares of common stock, unless the award agreement specifies another form of settlement.

If the end of the restriction period or, in the case of non-employee directors, after retirement from the Board, the Committee determines that applicable conditions have not been met, the restricted stock units will be forfeited. The conditions under which restricted stock units vest, and the associated transfer restrictions lapse, may be time-based or performance-based.

Other Stock Awards. The Committee is authorized to grant awards of common stock to any participant as an incentive, bonus or in lieu of any retainer due to a director as it determines to be in the best interest of the Company and subject to such other terms and conditions as it deems appropriate.

Stock Units. The Committee is authorized to grant stock units to participants. A stock unit is a notional account representing one share of common stock. Stock units may be issued with or without payment by the participant as required by applicable law or any other consideration specified by the Committee. The Committee will determine whether a holder of a stock unit is also entitled to a dividend equivalent right. A dividend equivalent right is a right to receive the amount of any dividend paid on the share of common stock underlying a stock unit. The dividend will be forfeited or paid in cash or in additional stock units when the associated stock unit is forfeited or settled.

Shares of common stock equal to the number of stock units to be settled will be distributed to the participant unless the Committee provides for settlement in cash or partially in cash and partially in shares. If a stock unit is settled in cash, the amount distributed will be the fair market value of the shares of common stock that otherwise would have been distributed had the stock unit been settled in common stock.

Stock units may constitute performance-based awards as discussed below.

Performance-Based Awards. Any restricted stock, restricted stock units or stock units granted under the 2005 Plan may include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to be “qualified performance-based compensation” under Section 162(m) of the Tax Code, the performance criteria will be based on one or more of the following factors:

•	Cash flow;
•	Earnings (including gross margin, earnings before interest and taxes, earnings before taxes and net earnings);
•	Earnings per share;
•	Growth in earnings or earnings per share;
•	Stock price;
•	Return on equity or average stockholders’ equity;
•	Total stockholder return;
•	Return on capital;
•	Return on assets or net assets;
•	Return on investment;
•	Revenue;
•	Income or net income;
•	Operating income or net operating income;
•	Operating profit or net operating profit (whether before or after taxes);
•	Operating margin;
•	Return on operating revenue;
•	Market share;
•	Contract awards or backlog;
•	Overhead or other expense reduction;
•	Growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index;
•	Meeting customer cost and service standards;
•	Strategic plan development and implementation; and
•	Improvement in workforce diversity.

Different performance criteria may be applied to an individual participant or to groups of participants and may be based on the results achieved separately or collectively by the Company, any Company subsidiary, or any combination of segments, products or divisions of the Company or its subsidiaries. These criteria may be applied solely with regard to the Company or any subsidiary or relatively between the Company or any Company subsidiary and one or more unrelated entities.

Performance-based awards may be paid in cash, shares or a combination of both, depending on the type of the award and the award terms. If the Compensation Committee decides to grant performance-based awards, it will establish the performance objectives to be applied, the participants or class of participants to which the performance objectives apply and the period over which their achievement will be measured. It will also decide the method for computing the award that will be issued or earned if (and to the extent that) those performance objectives are met.

Once performance objectives have been established, the Compensation Committee may not revise the objectives associated with a performance-based award or increase the amount of the award that may be paid or earned if those performance objectives are met. However, if provided for in the award agreement, the Compensation Committee may reduce or eliminate an award that may be paid or earned if the performance objectives are met.

Award Agreements. By accepting an award, a participant will have agreed to be bound by the terms of the 2005 Plan and the applicable award agreement between the participant and the Company that sets forth the terms and conditions of the award.

Effect of Termination of Service on Awards that are not Performance-Based

Unless the applicable award agreement provides otherwise and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted under the 2005 Plan that are not performance-based awards as described above when a participant terminates service (as defined in the 2005 Plan) as an employee or non-employee director, as the case may be:

Death. If a participant’s service terminates because of death:

•

All restricted stock, restricted stock units, freestanding SARs, shares of stock or stock units held by the participant at the time of termination of service will be settled as provided in the participant’s award agreement, and

•

All options and tandem SARs (whether or not then exercisable) held by the participant at the time of termination of service will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the participant’s death.

Disability. If a participant’s service terminates because of disability (as defined in the 2005 Plan):

•

All restricted stock, restricted stock units, freestanding SARs, shares of stock or stock units (whether or not then vested) held by the participant when service terminates will be settled as provided in the participant’s award agreement, and

•

All options and tandem SARs (whether or not then exercisable) held by the participant when service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or one year after termination of service.

Retirement. If a participant’s service terminates because of retirement:

•

All restricted stock, restricted stock units, freestanding SARs, shares of stock or stock units (whether or not then vested) held by the participant when service terminates will be settled as provided in the participant’s award agreement, and

•

All options and tandem SARs (whether or not then exercisable) held by the participant when service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award and the expiration date for retirement specified in the participant’s award agreement. Any incentive stock option that is not exercised within three months of the participant’s retirement will be treated as a nonqualified option.

For purposes of the 2005 Plan, “retirement” is defined as follows:

•	In the case of a non-employee director, termination of service for any reason other than disability or death after completing one full term as a member of the Board of Directors.

•

In the case of employees of the Company or any of its subsidiaries, any termination of service that meets the definition of early or normal retirement under the Company’s tax-qualified defined benefit pension plan (or, if no such plan is then in effect, as defined in the tax-qualified defined benefit pension plan that the Company most recently maintained).

Voluntary Termination of Service. If a participant who is an employee voluntarily terminates his or her service before retirement:

•	All vested restricted stock, restricted stock units, freestanding SARs, shares of stock or stock units will be settled as provided in the participant’s award agreement,

•

All exercisable options and tandem SARs held by the participant when service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of service, and

•	All awards that are not vested or exercisable on the date of termination of service will be forfeited.

Involuntary Termination of Service without Cause. If the service of a participant who is an employee is terminated involuntarily without cause (as defined in the 2005 Plan):

•	All vested restricted stock, restricted stock units, freestanding SARs stock, shares of stock or stock units will be settled as provided in the participant’s award agreement,

•

All exercisable options and tandem SARs held by the participant when service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of service, and

•	All awards that are not vested or exercisable on the date of termination of service will be forfeited.

Involuntary Termination of Service for Cause. All outstanding awards will be forfeited if a participant’s service is terminated for cause, as of the date of termination of service.

Effect of Termination of Service on Performance-Based Awards

Unless the applicable award agreement otherwise provides and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted pursuant to the 2005 Plan that are performance-based awards as described above when a participant terminates service as an employee or non-employee director, as the case may be:

•

Voluntary or Involuntary Termination of Service. Unless termination of service results from death, disability or retirement, a participant will forfeit all performance-based awards if, before the end of the applicable performance period or periods, such participant’s service is terminated involuntarily or such participant terminates his or her service voluntarily.

•	Termination of Service as a result of Death, Disability or Retirement. If, before the end of the applicable performance period or periods, a participant dies, becomes disabled or retires and the

Committee determines (at the time that it makes such determination for all other participants with similar performance-based awards) that the performance objectives for that period have been satisfied, the disabled or retired participant or the beneficiary of a deceased participant will receive a partial award (payable when all other participants with similar performance-based awards are paid) equal to:

•	The award that would have been paid to the participant at the end of the performance period during which he or she died, became disabled or retired multiplied by

•	The number of whole years between the beginning of the performance period and the date the participant died, became disabled or retired, and divided by

•	The number of whole years included in the original performance period.

Other Events Resulting in the Forfeiture of Awards. Awards granted pursuant to the 2005 Plan will be forfeited by a participant on the occurrence of any of the following events (whether such events occur before, during or after the participant is an employee or non-employee director):

•	Without the consent of the Committee, the participant engages in activities described in the 2005 Plan that are in competition with the Company or its subsidiaries.

•	The participant refuses or fails to consult with, supply information to or otherwise cooperate with the Company or its subsidiaries after having been requested to do so.

•	The participant deliberately engages in conduct that the Committee concludes harms the Company or any Company subsidiary.

Buyout of Awards. At any time, the Committee, in its sole discretion and without the consent of the holders, may cancel any or all outstanding stock options, SARs, and restricted stock by giving written notice of cancellation to the holders of the cancelled awards. If a buy out notice is given, the Company will pay to the participant the difference between the fair market value of each award to be cancelled and the exercise price of the award, if any. No payment will be made with respect to any award that is not exercisable when cancelled (or, in the case of restricted stock, is subject to a restriction and not vested). Payment of the buyout price may be made in cash, shares or a combination of cash and shares as determined by the Committee in its sole discretion.

Merger, Consolidation or Similar Events. If the Company undergoes a Business Combination (as defined in the 2005 Plan) then upon the completion of the Business Combination:

•	all outstanding options and SARs will become fully exercisable (whether or not otherwise exercisable by their terms and whether or not any associated performance objectives have then been met).

•	All remaining restrictions on outstanding restricted stock and restricted stock units will lapse as of the date of the transaction.

•	All restrictions and conditions imposed on stock units or performance-based awards will lapse and all performance objectives imposed on performance-based awards will be deemed to have been met.

The amount paid to settle such stock units or performance-based awards will be determined as follows:

•

The value of the stock units, or, in the case of a performance-based award, the target award or, if greater in amount, the award level actually achieved immediately before the effective date of the Business Combination will be multiplied by

•

The number of whole months between the beginning of the period over which time-based restrictions on stock units otherwise would have been measured or, in the case of performance-based awards, the beginning of the period over which performance goals were to be measured and the date of the Business Combination, and such result will be divided by

•

The period (expressed in months) over which time-based restrictions on stock units otherwise would have been measured or, in the case of performance-based awards, the period over which performance goals were to have been measured.

For purposes of the 2005 Plan, a “Business Combination” includes:

•

With respect to any participant, any event that is defined as a “change in control” (or an analogous term) under any written agreement between such participant and the Company or any Company subsidiary, but only to the extent specified in that written agreement.

•

A merger or consolidation of the Company or the exchange of Company stock for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control (as defined in the Tax Code) of an entity that has acquired the Company’s assets but only if (i) immediately after the transaction or series of related transactions the persons who owned a majority of the voting power of the Company immediately before the transaction own less than a majority of the voting power of the Company and (ii) the terms of the plan or agreement providing for the transaction or series of related transactions are binding on all holders of shares (other than dissenting stockholders).

•

With respect to the settlement, payment or exercise of any award that is subject to Section 409A of the Tax Code, a Business Combination must constitute a “change in control event” within the meaning of Section 409A of the Tax Code and the Treasury Regulations promulgated thereunder.

Amendment, Modification and Termination of Plan. The 2005 Plan became effective on March 18, 2005, the date it was approved by the Company’s Board of Directors, and was approved by the Company’s stockholders at the 2005 annual meeting. The 2005 Plan will remain in effect until March 18, 2015.

The Board or the Committee may terminate, suspend or amend the 2005 Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, or any successor rule or regulation, applicable requirements of the Tax Code or any securities exchange, market or other quotation system on which the Company’s securities are listed or traded. No amendment of the 2005 Plan may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation, (ii) cause the 2005 Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2005 Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant.

U.S. Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the 2005 Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2005 Plan.

Non-qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. Incentive stock options are intended to qualify for special treatment available under Section 422 of the Tax Code. A participant who has been granted an incentive stock option will not recognize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s service terminates due to death or disability).

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Stock Appreciation Rights. A participant who has been granted an SAR will not recognize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Restricted Stock. In general, a participant who has been granted a restricted stock award will not recognize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will recognize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting.

A participant may elect pursuant to Section 83(b) of the Tax Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year of grant. If a participant who has made an election under Section 83(b) of the Tax Code earns the shares subject to the award, any gains or losses between the grant date and the date the participant disposes of the shares will be treated as capital gains or losses. If a participant forfeits his or her restricted stock award, the participant cannot take a tax deduction in connection with the forfeiture of the restricted stock subject to the election under Section 83(b) of the Tax Code.

If the participant does not make an election pursuant to Section 83(b) of the Tax Code, dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

Shares of Stock, Stock Units and Restricted Stock Units. A participant who has been granted a share of stock, stock unit or restricted stock unit will not recognize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and the Company will then be entitled to a corresponding tax deduction.

If the participant receives shares upon the settlement of a share of stock, stock unit or restricted stock unit, the amount the participant receives upon disposition of the shares acquired upon the settlement of the share of stock, stock unit or restricted stock unit will be treated as capital gains or losses.

Section 162(m) of the Tax Code. Certain awards granted under the 2005 Plan may be “qualified performance-based compensation” under Section 162(m) of the Tax Code and the Treasury Regulations promulgated thereunder. Section 162(m) of the Tax Code generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” as defined in Section 162(m) of the Tax Code in any one taxable year. For an award granted under the 2005 Plan, other than an option or an SAR, to be “qualified performance based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by the Compensation Committee and the award must satisfy the other requirements under Section 162(m) of the Tax Code.

Sections 280G and 4999 of the Tax Code. Sections 280G and 4999 of the Tax Code impose penalties on “excess parachute payments.” A parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Tax Code) in connection with a change in control in an amount equal to or greater than 300% of the recipient’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.” An “excess parachute payment” is an amount equal to the excess of any parachute payments over 100% of the base amount.

Some participants in the 2005 Plan may receive payments in connection with a change in control. If this happens, the value of those participants’ payments from the 2005 Plan must be combined with other payments that participant is entitled to receive in connection with a change in control under other agreements or plans with the Company or any of its subsidiaries. If the participant is a disqualified individual and the combined value of all payments is equal to or greater than 300% of the base amount, the participant must pay a 20% excise tax on all amounts in excess of 100% of the base amount. This tax is in addition to other federal, state and local income, wage and employment taxes. The Company may not deduct the amount of any excess parachute payment.

The 2005 Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2005 Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Plan also states that another approach will be taken if a 2005 Plan participant has another agreement with the Company or a Company subsidiary (such as an employment or a change in control agreement) that provides for a different approach.

Section 409A of the Tax Code. Section 409A of the Tax Code imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A of the Tax Code. Section 409A of the Tax Code includes a broad definition of nonqualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the awards granted under the 2005 Plan comply with or be exempt from the requirements of Section 409A of the Tax Code and the Treasury Regulations promulgated thereunder.

Miscellaneous. When a participant sells shares that the participant has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares for more than one year from the date the participant acquired the shares (or, in the case of a restricted stock award, more than one year from the date the shares vested unless the participant made an election pursuant to Section 83(b) of the Tax Code, described above). If the participant has held the shares for one year or less, the gain or loss will be short-term capital gain or loss.

Required Vote of Stockholders

The affirmative vote of a majority of the shares present in person or represented by proxy at the 2009 Annual Meeting is required to approve the increase in shares authorized for issuance under the 2005 Plan.

Outstanding Awards under the 2005 Plan

As of March 18, 2009, the Company had made grants of Performance-Based Stock Units, Restricted Stock and Restricted Stock Units covering 2,796,650 shares of Common Stock, including forfeitures and vesting in conjunction with the termination, death or retirement of recipients. The following table shows information regarding the distribution of grants among the persons and groups identified below.

	Restricted Stock and Stock Units
Name and Position	Number of Shares and Units Granted	Number of Shares and Units Forfeited	Number of Shares and Units Vested as of 3/18/09	Number of Shares and Units Outstanding and Unvested as of 3/18/09
Executive Group:
Joseph C. Hete	512,550	70,139	117,661	324,750
President & Chief Executive Officer
Quint O. Turner	187,000	24,582	41,168	121,250
Chief Financial Officer
John W. Graber	119,750	—	—	119,750
President, ABX Air
W. Joseph Payne	110,600	10,989	18,111	81,500
Senior VP Corp General Counsel & Secretary
Peter F. Fox	113,750	—	—	113,750
Chief Commercial Officer
Total for Executive Group:	1,043,650	105,710	176,940	761,000

Non-Executive Director Group:
James H. Carey	32,000	—	32,000	—
James E. Bushman	32,000	—	32,000	—
Jeffrey A. Dominick	13,600	—	13,600	—
John D. Geary	32,000	—	32,000	—
Randy D. Rademacher	19,600	—	19,600	—
J. Christopher Teets	—	—	—	—
Jeffrey J. Vorholt	32,000	—	32,000	—
Total for Non-Executive Director Group:	161,200	—	161,200	—
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	894,750	49,326	80,424	765,000

Total	2,099,600	155,036	418,564	1,526,000

Equity Compensation Plan Information

The following table shows the number of shares of Common Stock that were contingently issuable and available for future issuance under the 2005 Plan as of December 31, 2008.

Plan	Maximum number of common shares contingently issuable (a)	Weighted average exercise prices of outstanding options, warrants, or rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
2005 Long-Term Incentive Plan	1,969,068	N/A	571,626

The number of shares of common stock that were contingently issuable and available for future issuance under the 2005 Plan as of March 18, 2009, were 1,735,220 and 747,603, respectively, and are attributable to the forfeiture of restricted stock and the forfeiture and vesting of performance-based stock units since December 31, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2005 PLAN TO INCREASE THE NUMBERS OF SHARES AUTHORIZED FOR AWARDS.

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2008, and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2009. The Board is asking the stockholders to ratify the Audit Committee’s selection.

A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Fees of the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for professional services by Deloitte & Touche LLP in calendar years 2008 and 2007 are as follows:

	Year Ended December 31
	2008	2007
Audit Fees	$1,543,196	$967,740
Audit-Related Fees	—	329,740
Tax Fees	4,280	17,757
All Other Fees	—	—

Total	$1,547,476	$1,315,237

Audit Fees

These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and December 31, 2007, the effectiveness of the Company’s internal controls as of December 31, 2008 and December 31, 2007, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

These are the aggregate audit-related fees billed for the fiscal year ended December 31, 2007, and were for due diligence work. All of the audit-related fees were pre-approved by the Audit Committee.

Tax Fees

These are the aggregate fees billed for tax services for the fiscal years ended December 31, 2008 and December 31, 2007, and relate to research and tax-related consultation. All of the tax fees were pre-approved by the Audit Committee.

Pre-Approval Policy

All audit and non-audit services were pre-approved by the Audit Committee, which discussed these services with Deloitte and Touche LLP and ATSG management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the

“SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company and its subsidiaries officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company and its subsidiaries officers and directors regarding their compliance with the filing requirements, the Company believes that, in 2008, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 3 report for Mr. Dominick, a Form 4 report for Mr. Graber covering one transaction, and a Form 5 report for Mr. Hete covering one transaction, were not timely filed.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2010 annual meeting, it must be received by the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, no later than December 14, 2009.

Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2010 annual stockholders’ meeting must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (May 12, 2009); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

ANNUAL REPORT ON FORM 10-K

If any person who was a beneficial owner of common stock of the Company on the record date for the 2009 Annual Stockholders’ Meeting desires additional copies of the Company’s Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Patricia A. Wallace

Executive Assistant

Telephone: (937) 366-2296

We also make available free of charge the Company’s Report on Form 10-K through our Internet website at http://www.atsginc.com.

OTHER MATTERS

Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters. No action will be required of stockholders regarding reports of officers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ W. Joseph Payne
W. JOSEPH PAYNE
Secretary

April 13, 2009
Wilmington, Ohio

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

OF AIR TRANSPORT SERVICES GROUP, INC.

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

AIR TRANSPORT SERVICES GROUP, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Upon effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [ 2, 3, 4 or 5 ] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will automatically be reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock will be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests, upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (i) the closing per share price of the Common Stock on the NASDAQ Global Select Market as of the close of business on the business day immediately preceding the Effective Time, by (ii) the number of shares of Common Stock that would have been exchanged for the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), will thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate will have been combined, subject to the elimination of fractional share interests as described above.

SECOND: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on May 12, 2009, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [            ] day of [            ], 2009.

AIR TRANSPORT SERVICES GROUP, INC.

By:

Name:

Title:

A-1

ANNEX B

AIR TRANSPORT SERVICES GROUP, INC.

AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

1.00    PURPOSE

This Plan is intended to foster and promote the Company’s long-term financial success; to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent; to encourage Participants’ ownership interest in the Company; and to align the interests of management and directors with that of the shareholders. Effective December 31, 2008, the Plan is amended and restated for compliance with Code Section 409A.

2.00    DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan. When applying these definitions, the form of any term or word will include any of its other forms.

Act. The Securities Exchange Act of 1934, as amended.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, share of Stock and Stock Unit. Grants of Restricted Stock, Restricted Stock Units and Stock Units may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards, as described in Section 10.00.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is any conflict between the provisions of this Plan and the Award Agreement, the provisions of this Plan will prevail.

Beneficiary. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 14.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Business Combination. A transaction of the type described in Section 12.01.

Business Criteria. One or more of the criteria listed in Section 10.02.

Cause. For purposes of this Plan and unless otherwise specified in the Award Agreement, with respect to any Participant who is an Employee:

[1]	Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Company or Subsidiary asset or business opportunity;

[2]	Conviction of, or entering into a plea of nolo contendere to, a felony;

[3]

Intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated a Company policy or procedure; or

[4]	Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

Code. The Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations and rulings issued under the Code.

Committee.

[1]	In the case of Awards to Directors, the Board; or

[2]

In the case of all other Awards, the Board’s compensation committee which also is a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three individuals [a] each of whom must be [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee director” within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3).

Company. Air Transport Services Group, Inc., a corporation organized under the laws of Delaware, and any successor to it.

Director. Each member of the Board who is not an Employee.

Disability.

[1]

With respect to any Award subject to Code Section 409A, the Participant is [a] unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; [b] by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer; or [c] determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; or

[2]	With respect to any other Award, as defined in Code §22(e)(3).

Dividend Equivalent Right. A right to receive the amount of any dividend paid on a share of Stock underlying a Stock Unit, as provided in Section 9.03.

Effective Date. The date this Plan is approved by the Board.

Employee. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The price, if any, that a Participant must pay to exercise an Award.

Fair Market Value. The value of one share of Stock on the relevant date, determined as follows:

[1]

If the shares are traded on an exchange (including the NASDAQ National Market System), the reported “closing price” on the relevant date, assuming it is a trading date; otherwise on the next trading day.

[2]

If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

[3]

If neither [1] nor [2] applies, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with the rules prescribed under Code §422; provided, however, that, with respect to Nonqualified Stock Options, Stock Appreciation Rights and any Award that is subject to Code §409A, fair market value shall be determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company within the meaning of Code §409A.

Freestanding SAR. A Stock Appreciation Right that is not associated with an Option and is granted under Section 7.00.

Grant Date. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.

Incentive Stock Option. Any Option granted under Section 5.00 that, on the Grant Date, meets the conditions imposed under Code §422(b) and is not subsequently modified in a manner inconsistent with Code §422.

Nonqualified Stock Option. Any Option granted under Section 5.00 that is not an Incentive Stock Option.

Option. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

Participant. Any Employee or Director to whom the Committee grants an Award. Designation of a Participant in any year will not require the Committee to designate that person to receive an Award in any other year or, once designated, to receive the same type or amount of Award granted to the Participant in any other year. The Committee will consider the factors it deems pertinent to selecting Participants and in determining the type and amount of their respective Awards.

Performance-Based Awards. An Award granted subject to Section 10.00.

Performance Period. The period over which the Committee will determine if a grantee has met conditions imposed on a Performance-Based Award.

Plan. Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan, as may be amended from time to time.

Plan Year. The Company’s fiscal year.

Restricted Stock. An Award granted under Section 6.01.

Restricted Stock Unit. An Award granted under Section 6.02.

Restriction Period. The period over which the Committee will determine if a grantee has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement or Retire.

[1]

In the case of an Employee, Termination of Service after meeting the definition of normal or early retirement under the Company’s tax-qualified defined benefit retirement plan (or if the Company does not maintain a tax-qualified defined benefit retirement plan, the normal or early retirement definition included in the tax-qualified retirement plan that the Company most recently maintained and which included a definition of normal and early retirement), whether or not the Employee is then accruing (or ever has accrued) a benefit under any plan; and

[2]	In the case of a Director, the Director’s Termination of Service on the Board for any reason other than Disability or death after completing one full term as a Board member.

Stock. Common shares of the Company.

Stock Appreciation Right (or “SAR”). An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.

Stock Unit. An Award granted under Section 9.00.

Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.

Termination of Service (or references to a Participant’s Service being Terminated).

[1]

With respect to the exercise, settlement or distribution of any Award subject to Code §409A, a “separation from service” within the meaning of Code §409A by a Participant with the Company and all persons with whom the Company would be considered a single employer under Code §§414(b) and(c).

[2]

Under all other circumstances, as applicable, [a] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason, [b] with respect to an Employee of a Subsidiary, a severance or diminution of the ownership relationship between the Company and that entity after which that entity is no longer a Subsidiary and after which that person is not an Employee of the Company or any entity that then is a Subsidiary or [c] cessation of a Director’s service on the Board for any reason. However, with respect to any Award that is not an Incentive Stock Option and unless the Committee specifies otherwise either in the Award Agreement or subsequently, a Termination of Service will not have occurred solely because an Employee becomes a consultant to the Company or any Subsidiary but only if that consultant is providing bona fide services to the Company or any Subsidiary. Also, with respect to any Award (including an Incentive Stock Option), a Termination of Service will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or agreement between the Participant and the Company) due to illness, military service or other leave of absence approved by the Company.

3.00    ADMINISTRATION

3.01 Committee Duties.

[1]

The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.

[2]

The Committee (or the Board, as appropriate) also may amend the Plan and Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

3.02 Delegation of Duties. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1] and [2].

3.03 Participation.

[1]	Consistent with the terms of the Plan, the Committee will:

[a]	Decide which Employees and Directors may become Participants;

[b]	Decide which Participants will be granted Awards;

[c]	Identify the type of Awards to be granted to each Participant;

[d]	Specify the terms and conditions imposed on any Awards granted;

[e]	Develop the procedures through which an Award may be exercised or settled;

[f]	Specify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan;

[g]	Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan; and

[h]	Discharge the duties described in Section 10.00 with respect to Performance Based Awards.

[2]	The Committee may establish different terms and conditions:

[a]	For each type of Award;

[b]	For Participants receiving the same type of Award; and

[c]	For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

[3]	The Committee (or its delegate) will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:

[a]	The type of Award and when and how it may be exercised or settled;

[b]	The effect of exercising an Award;

[c]	Any Exercise Price associated with the Award;

[d]	Any conditions that must be met before the Award may be exercised or settled;

[e]	Any performance objectives imposed on Performance-Based Awards as described in Section 10.00;

[f]	When and how an Option or SAR may be exercised; and

[g]	Any other applicable terms and conditions affecting the Award.

3.04 Conditions of Participation. By accepting an Award, each Participant agrees:

[1]	To be bound by the terms of the Award Agreement and the Plan; and

[2]

That the Committee (or the Board) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

4.00    STOCK SUBJECT TO PLAN

4.01 Number of Shares.

[1]	Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is 3,000,000.

[2]	The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

4.02 Unfulfilled Awards. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock may again be granted under the Plan and, in the discretion of the Committee, may be subject to a subsequent Award.

4.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may be issued to a Participant in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective prices and/or limitations applicable to outstanding Awards and any other affected factor, limit or term applying to Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 4.03 shall be made only to the extent such adjustment complies, to the extent applicable, with Code §409A.

4.04 Limitations on Number of Shares Issuable to a Participant. The aggregate number of shares of Stock with respect to which Awards may be issued under this Plan to any Participant in any calendar year will not exceed 150,000 (adjusted as provided in Section 4.03), including Awards that are cancelled or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B) during the Plan Year issued.

5.00    OPTIONS

5.01 Grant of Options.

[1]

At any time during the term of this Plan, the Company may grant [a] Incentive Stock Options to Employees who are employed by the Company or a Subsidiary that is a “subsidiary corporation” as defined in Code Section 424(f) and [b] Nonqualified Stock Options to any Employee.

[2]	The Committee may grant Nonqualified Stock Options to each Director at any time, subject to any terms and conditions imposed by the Committee on the Grant Date.

5.02 Option Price. Except as provided in Section 5.04[3], each Option will bear an Exercise Price equal to the Fair Market Value of a share of Stock on the Grant Date.

5.03 Exercise of Options. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement and to the terms of the Plan. However:

[1]	An Option may not be exercised for a fraction of a share, (instead, fractional shares will be settled in cash);

[2]

The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

[3]	No Option may be exercised more than 10 years after its Grant Date.

5.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1]

Unless otherwise specifically provided, no provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421;

[2]

The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year

(under all option plans of the Company and all Subsidiaries that are “subsidiary corporations” as defined in Code Section 424(f)) will not exceed $100,000 [or the amount specified in Code §422(d)], determined under rules issued under Code §422;

[3]

Each Incentive Stock Option granted to a Participant who owns [as defined in Code §424(d)] shares possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Subsidiary that is a “subsidiary corporation” as defined in Code Section 424(f), determined under rules issued under Code §422, will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date.

[4]	No Incentive Stock Option may be granted to any individual who is not an Employee of the Company or any Subsidiary that is a “subsidiary corporation” as defined in Code Section 424(f);

[5]

No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Code §424(d)] shares possessing more than 10 percent of the total combined voting power of all classes of shares or the combined voting power of any Subsidiary that is a “subsidiary corporation” as defined in Code Section 424(f)), determined under rules issued under Code §422; and

[6]	The maximum number of shares of Stock that may be issued through Incentive Stock Options during the term of the Plan will not be larger than 3,000,000.

5.05 Payment for Options. The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including a cashless exercise or tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

5.06 Restrictions on Transferability. The Committee may impose restrictions on any shares of Stock acquired through the exercise of an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock is then listed or traded, or any applicable blue sky or state securities laws.

5.07 Restrictions on Reload/Repricing. Regardless of any other provision of this Plan:

[1]

Neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock then is traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders; and

[2]

No Participant will be entitled to (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards solely in connection with any exercise or settlement of an Award or otherwise.

6.00    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.01 Restricted Stock. Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

[1]	Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period.

[2]	All shares of Restricted Stock issued to Employees will:

[a]	Be held by the Company as escrow agent during the Restriction Period; or

[b]	In the Committee’s discretion, be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

[3]	All shares of Restricted Stock issued to Directors will be held in escrow during the Restriction Period.

[4]	Restricted Stock issued to Employees will be:

[a]

Forfeited (or if shares were issued to an Employee for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b]

Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.

[5]	Restricted Stock issued to Directors will be released from escrow and distributed as soon as practicable after their Retirement, if all restrictions have then been met.

[6]	During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued:

[a]	May exercise full voting rights associated with that Restricted Stock; and

[b]

Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

6.02 Restricted Stock Units. Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

[1]	Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

[2]	Restricted Stock Units will be:

[a]	Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b]

As soon as practicable, but no later than ninety (90) days, after all restrictions have then been met, in the case of Employees, or after Retirement, in the case of Directors, will be settled, as provided in the Award Agreement, [i] in shares of Stock equal to the number of Restricted Stock Units to be settled, [ii] for cash equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [iii] in a combination of shares of Stock or cash (computed under subsections 6.02[2][b][i] and [ii]).

[3]

During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or to receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.

7.00    STOCK APPRECIATION RIGHTS

The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.

[1]	The Exercise Price specified in the Award Agreement will:

[a]	In the case of a Freestanding SAR, never be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

[b]	In the case of a Tandem SAR shall be the Exercise Price of the related Option.

[2]

Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:

[a]	A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

[b]	A Tandem SAR will expire no later than the date the related Option expires;

[c]

The value of the payout with respect to the exercise of a Tandem SAR will not be more than 100 percent of the product of [i] the difference between the Fair Market Value of a share of Stock on the date the Tandem SAR is exercised, minus the Exercise Price of the related Option, and [ii] the number of shares of Stock with respect to which the Tandem SAR is exercised; and

[d]	A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option’s Exercise Price.

[3]	Freestanding SARs will be exercisable subject to the terms the Committee specifies in the Award Agreement and to the terms of the Plan.

[4]	A Participant exercising an SAR will receive an amount equal to:

[a]

A cash amount equal to the product of: [i] the difference between the Fair Market Value of a share of Stock on the exercise date, minus the Exercise Price; multiplied by [ii] the number of shares of Stock with respect to which the SAR is exercised; or

[b]

A number of shares of Stock equal to the quotient of: [i] the product of [1] the difference between the Fair Market Value of a share of Stock on the exercise date, minus the Exercise Price; multiplied by [2] the number of shares of Stock with respect to which the SAR is exercised; divided by [ii] the Fair Market Value of a share of Stock on the exercise date.

At the discretion of the Committee, this amount may be paid in cash, shares of Stock or any combination of both.

8.00    OTHER STOCK AWARDS TO PARTICIPANTS

The Committee may grant Awards of shares of Stock to any Participant as an incentive, bonus or in lieu of any retainer due to a Director as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

9.00    STOCK UNITS

9.01 Stock Unit Awards. The Committee may, in its discretion, grant Stock Units to Participants. Stock Units may be subject to any terms and conditions, including vesting that the Committee specifies in the Award Agreement and to the terms of the Plan. Stock Units may constitute Performance-Based Awards, as described in Section 10.00. The Award Agreement will state the form in which the Stock Unit is to be settled and when the Stock Unit will be settled. Shares of Stock issued through a Stock Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee. The Award Agreement will specify if the Participant granted a Stock Unit also will be entitled to a Dividend Equivalent Right.

9.02 Settling of Stock Units. One share of Stock will be issued for each Stock Unit to be settled unless the Award Agreement provides for settlement in cash or partially in cash and partially in shares of Stock. If all or part of any Stock Unit Award is to be settled in cash, the amount distributed will be the Fair Market Value of the number of shares of Stock that otherwise would have been distributed to settle the Stock Unit. However, Stock Units issued to Directors will be settled immediately after (and no earlier than) the date the Director Terminates Service.

9.03 Disposition of Dividend Equivalent Rights. The right to receive the amount of any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.

10.00    PERFORMANCE-BASED AWARDS

10.01 Generally. Any Restricted Stock, Restricted Stock Units or Stock Units granted under the Plan may be granted in a manner that qualifies as “qualified performance-based compensation” under Code §162(m). As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Business Criteria over the Performance Period established by the Committee.

10.02 Business Criteria.

[1]

The Business Criteria imposed on Performance-Based Awards will be one of more of the following and may be applied solely with reference to the Company (or Subsidiary) or relatively between the Company (or Subsidiary) and one or more unrelated entities:

[a]	Cash flow;

[b]	Earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);

[c]	Earnings per share;

[d]	Growth in earnings or earnings per share;

[e]	Stock price;

[f]	Return on equity or average shareholders’ equity;

[g]	Total shareholder return;

[h]	Return on capital;

[i]	Return on assets or net assets;

[j]	Return on investment;

[k]	Revenue;

[l]	Income or net income;

[m]	Operating income or net operating income;

[n]	Operating profit or net operating profit (whether before or after taxes);

[o]	Operating margin;

[p]	Return on operating revenue;

[q]	Market share;

[r]	Contract awards or backlog;

[s]	Overhead or other expense reduction;

[t]	Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index;

[u]	Meeting customer cost and service standards;

[v]	Strategic plan development and implementation; and

[w]	Improvement in workforce diversity.

[2]

Different Business Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by Company or any Subsidiary, [b] any combination of the Company and its Subsidiaries, or [c] any combination of segments, products or divisions of the Company and its Subsidiaries.

10.03 Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee will establish in writing [1] the performance objectives to be applied and the Performance Period over which their achievement will be measured, [2] the method for computing the Award that will be issued or earned if (and to the extent that) those performance objectives are met and [3] the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

10.04 Certification of Performance. No Performance-Based Awards will be paid to (or vest with respect to) any Participant for any Performance Period until the Committee certifies in writing that the associated objective performance objectives (and all other material conditions) imposed as a condition of receiving that Award have been met.

10.05 Modification of Performance-Based Awards. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award or increase the amount of the Award that may be paid or earned if those performance objectives are met. However, the Committee may reduce or eliminate the Award that may be paid or earned if those performance objectives are met.

11.00    TERMINATION OF SERVICE/LIMITS ON EXERCISABILITY/BUYOUTS

11.01 Effect of Termination of Service on Awards Other than Performance-Based Awards. Unless otherwise specified in the Award Agreement and subject to Sections 11.03 and 11.04, all Awards (other than Performance-Based Awards) will be exercisable or forfeited upon a Termination of Service as provided in this section:

[1]

Death. If a Participant’s Service Terminates because of death, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant’s Beneficiary anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant’s death.

[2]

Disability. If a Participant’s Service Terminates because of Disability, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or his or her Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant Terminates.

[3]

Retirement. If a Participant’s Service Terminates because of Retirement, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the expiration date specified in the Award Agreement. However, any Incentive Stock Option that is not exercised within three months of the Participant’s Retirement will be treated as a Nonqualified Stock Option.

[4]	Voluntary Termination of Service By Participant. If a Participant who is an Employee voluntarily Terminates Service before Retirement, [a] all vested Restricted Stock, Restricted Stock Units,

Freestanding SARs, Stock or Stock Units will be settled as provided in the Plan and the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s voluntary Termination of Service and [c] all Awards that are not vested or exercisable on the date the Participant voluntarily Terminates Service will be forfeited. However, any Incentive Stock Option that is not exercised within three months of the Participant’s voluntary Termination of Service will be treated as a Nonqualified Stock Option.

[5]

Involuntary Termination of Service Without Cause. If the Service of a Participant who is an Employee is Terminated involuntarily without Cause, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock or Stock Units will be settled as provided in the Plan and the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s Service is involuntarily Terminated without Cause and [c] all Awards that are not vested or exercisable on the date the Participant’s Service is involuntarily Terminated without Cause will be forfeited. However, any Incentive Stock Option that is not exercised within three months of the Participant’s involuntary Termination of Service without Cause will be treated as a Nonqualified Stock Option.

[6]

Involuntary Termination of Service With Cause. If the Service of a Participant who is an Employee is Terminated involuntarily for Cause, all outstanding Awards (whether or not then exercisable) will be forfeited.

11.02 Effect of Termination of Service on Performance-Based Awards.

[1]	Unless the Committee provides otherwise in the Award Agreement or subsequently, a Participant will forfeit all Performance-Based Awards if, before the end of a Performance Period:

[a]	His or her Service is Terminated involuntarily for any reason, or

[b]	He or she Terminates Service voluntarily other than due to the Participant’s Retirement.

[2]

However, if, before the end of a Performance Period, a Participant dies, becomes Disabled, or Retires and the Committee determines (under Section 10.04) that the performance objectives established for that period are met, the Disabled or Retired Participant or the Beneficiary of a deceased Participant will receive a partial award equal to:

[a]	The Awards that would have been paid, settled or distributed to that Participant at the end of the Performance Period during which the Participant died, became Disabled or Retired; multiplied by

[b]

The quotient of: [i] the number of whole years between the beginning of the Performance Period and the date the Participant died, became Disabled or Retired; divided by [ii] the number of whole years included in the Performance Period.

Such partial Award shall be paid, settled or distributed as described in the related Award Agreement.

11.03 Other Limits on Exercisability. Regardless of any other provision of the Plan, all unexercised, unsettled or unpaid Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable, unsettled or unpaid:

[1]

Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s (or a Subsidiary’s) business or renders any service (including business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business;

[2]	Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

[3]	Deliberately engages in any action that the Committee concludes harms the Company or any Subsidiary.

11.04 Buy Out of Section 11.00 Awards. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Options, SARs, and Restricted Stock (collectively, “Section 11.00 Awards”) held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value (on the date of the [Buy Out Notice]) of each (or portion of each) Section 11.00 Award) to be cancelled and [2] the Exercise Price, if any, associated with each cancelled Section 11.00 Award (the “Buy Out Amount”). However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Section 11.00 Awards that is not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible, but no later than 30 days, after the date of the Buy Out Notice. At the Committee’s option, payment of the Buy Out Amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the Buy Out Amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

11.05 SIX-MONTH DISTRIBUTION DELAY. Notwithstanding anything in this Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Code Section 409A and as determined under the Company’s policy for determining specified employees) on the date of the Participant’s Termination of Service and the Participant is entitled to a distribution or payment under this Plan that is required to be delayed pursuant to Code Section 409A(a)(2)(B)(i), then such distribution shall not be made until the first business day of the seventh month following the date of the Participant’s Termination of Service (or, if earlier, the date of the Participant’s death). The first distribution or payment that can be made to the Participant following such postponement period shall include the cumulative amount of any distributions and/or payments that could not be paid or provided during such postponement period due to the application of Code Section 409A(a)(2)(B)(i).

12.00    MERGER, CONSOLIDATION OR SIMILAR EVENT

12.01 Definition of Business Combination.

[1]

With respect to the settlement, payment or exercise of any Award that is subject to Code Section 409A, a “change in control event” within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder

[2]

Under all other circumstances, [a] any event that is defined as a “change in control” (or analogous term) under any other written agreement with the Company or any Subsidiary, but only to the extent specified in that other agreement; or [b] any transaction (or series of related transactions) that result in the merger or consolidation of the Company or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code §368(c)] of an entity that has acquired the Company’s assets but only if [i] immediately after the transaction (or the end of a series of related transitions) the persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transaction) own less than a majority of the voting power of the Company and [ii] the terms of the transaction (or series of related transactions) are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law).

12.02 Effect of Business Combination on Options, SARs, Restricted Stock and Restricted Stock Units. If the Company undergoes a Business Combination, [1] all Options and SARs that are then outstanding will become fully exercisable for the remainder of their term (whether or not otherwise exercisable by the terms of the Award Agreement and whether or not any associated performance objectives have then been met), and [2] all remaining restrictions on outstanding Restricted Stock and Restricted Stock Units will lapse as of the date of the Business Combination.

12.03 Effect of Business Combination on Stock Units or Performance-Based Awards. If the Company undergoes a Business Combination, all restrictions and conditions imposed on Stock Units will lapse and all performance objectives imposed on Performance-Based Awards will be deemed to have been met. The amount paid under this section will be [1] the value of affected Stock Units or, in the case of Performance-Based Awards, the target award or, if higher, the award level actually achieved immediately before the effective date of the Business Combination, multiplied [2] by the number of whole months between the beginning of the period over which time-based restrictions on Stock Units otherwise would have been measured or, in the case of Performance-Based Awards, the beginning of the period over which Performance

Goals were to be measured and the date of the Business Combination and divided by [3] the period (expressed in whole months) over which time-based restrictions on Stock Units otherwise would have been measured or, in the case of Performance-Based Awards, the period (expressed in whole months) over which Performance Goals were to have been measured.

12.04 Application of Code §280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Subsidiary then in effect, if the sum (or value) due under Sections 12.02 and 12.03 that are characterizable as parachute payments, when combined with other parachute payments due on account of the same event (whether or not that event is a Business Combination), constitute “excess parachute payments” as defined in Code §280G, the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under this Plan by the smaller of [1] the value of the sum or the value of the payments due under Sections 12.02 and 12.03 or [2] the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that would be an “excess parachute payment”. Any reduction pursuant to this Section 13.04 shall be made in compliance with Code Section 409A.

13.00    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant, adversely affect any Award issued before the amendment, modification or termination. However, nothing in this section, the Plan or any Award Agreement will restrict the Committee’s right to exercise the discretion retained in Section 11.04 or the Committee’s or the Board’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

14.00    MISCELLANEOUS

14.01 Assignability. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.

14.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

14.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:

[1]	Interfering with or limiting the right of the Company or any Subsidiary to terminate any Participant’s employment at any time;

[2]	Conferring on any Participant any right to continue as an Employee or Director;

[3]	Guaranteeing that any Employee will be selected to be a Participant; or

[4]	Guaranteeing that any Participant will receive any future Awards.

14.04 Tax Withholding. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant, the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[1]	Thirty days after the settlement date; or

[2]	The date the Participant remits the required amount.

If the Participant has not remitted the required amount, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:

[3]

By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[4]	By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[5]	By remitting cash to the Company; or

[6]	By remitting a personal check immediately payable to the Company.

14.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.

14.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly contemplated by the Plan.

14.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

14.08 Term of Plan. Subject to Section 13.00, the Plan will continue until the tenth anniversary of the date it was adopted by the Board or approved by the Company’s shareholders, whichever was earliest.

14.09 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

14.10 Compliance with Code Section 409A. Awards granted pursuant to the Plan are intended to comply with, or be exempt from, Code Section 409A and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant and none of the Company, its Subsidiaries, the Board or the Committee shall have any liability to any Participant for any failure to comply with the requirements of Code Section 409A.

VOTE BY INTERNET - www.proxyvote.com
AIR TRANSPORT SERVICES GROUP, INC. 145 HUNTER DRIVE WILMINGTON, OH 45177	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Air Transport Services Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M13459-P77867 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AIR TRANSPORT SERVICES GROUP, INC. The Board of Directors recommends a vote FOR all Nominees for Director.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
01) Jeffrey J. Vorholt
02) Joseph C. Hete
Vote On Proposals								For	Against	Abstain
The Board recommends a vote FOR Proposal 2.
2.	Company proposal to grant discretionary authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Board.							☐	☐	☐
The Board recommends a vote FOR Proposal 3.
3.	Company proposal to amend the Company’s 2005 Long-Term Incentive Plan to increase from 3,000,000 to 6,000,000 the number of shares available for issuance under the Plan.							☐	☐	☐
The Board recommends a vote FOR Proposal 4.
4.	Company proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2009.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No
If acting as an attorney, executor, trustee or in another representative capacity, please sign name and indicate title.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M13460-P77867

AIR TRANSPORT SERVICES GROUP, INC.

145 Hunter Drive, Wilmington, Ohio 45177

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2009

The stockholder(s) hereby appoint(s) James H. Carey and James E. Bushman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Air Transport Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on May 12, 2009, at the Boyd Cultural Arts Center/ Heiland Theatre, Wilmington College, 1870 Quaker Way, Wilmington, Ohio, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND PROPOSALS 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE